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                                                                   Exhibit 10.26

                               FINANCING AGREEMENT

                                 BY AND BETWEEN

                        PINELLAS COUNTY INDUSTRY COUNCIL

                                       and

                              AEROSONIC CORPORATION

                  $1,800,000 Pinellas County Industry Council
                Industrial Development Revenue Bond, Series 1987
                         (Aerosonic Corporation Project)

                             Dated December 17, 1987

                          This Instrument Prepared By:

                            MICHAEL D. WILLIAMS, ESQ.
                         BRYANT, MILLER and OLIVE, P.A.
                       Suite 500, 201 South Monroe Street
                           Tallahassee, Florida 32301

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                                TABLE OF CONTENTS

Parties .....................................................................    1
Recitals ....................................................................    1

                                    Article I

Definitions .................................................................    3

                                   Article II
                                Construction Fund

Section  2.01.   Sale and Delivery of Bonds .................................   12
Section  2.02.   Application of Bond Proceeds ...............................   12
Section  2.03.   Application of Construction Fund Moneys ....................   12
Section  2.04.   Other Conditions............................................   17

                                   Article III
                             Construction of Project

Section  3.01.   Delivery of Mortgage; Construction by Company ..............   18
Section  3.02.   Cost of Project ............................................   22
Section  3.03.   Action to Ensure Completion of Project .....................   22
Section  3.04.   Covenant to Complete .......................................   23
Section  3.05.   Warranties Extend to Trustee and Issuer ....................   23
Section  3.06.   Establishment of Completion Date ...........................   23

                                   Article IV
                            Loan and Payment Thereof

Section  4.01.   Defeasance Upon Payment ....................................   25
Section  4.02.   Principal Amount of Loan ...................................   25
Section  4.03.   Loan Payable in Installments ...............................   26
Section  4.04.   Prepayment to Redeem Bonds .................................   28
Section  4.05.   Obligation to Pay Unconditional ............................   28

                                    Article V
                   Representations and Covenants of the Issuer

Section  5.01.   Representations of the Issuer ..............................   30
Section  5.02.   Covenants of the Issuer ....................................   31
Section  5.03.   Bond Fund ..................................................   31
Section  5.04.   Disposition of Bond Fund Moneys ............................   31
Section  5.05.   Investment and Security of Funds ...........................   31
Section  5.06.   Enforcement of Agreement ...................................   33
Section  5.07.   Maintenance of Tax-Exempt Status ...........................   33

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
                                   Article VI
                        Maintenance, Taxes and Insurance

Section  6.01.   Maintenance, Modifications and Additions ...................   34
Section  6.02.   Insurance on Project .......................................   35
Section  6.03.   Taxes, Other Governmental Charges and Utility Charges ......   36
Section  6.04.   Advances by Issuer or Trustee ..............................   37
Section  6.05.   Releases and Indemnification Covenants .....................   38

                                   Article VII
                      Damage, Destruction and Condemnation

Section  7.01.   Damage and Destruction .....................................   39
Section  7.02.   Condemnation ...............................................   40
Section  7.03.   Special Trust Funds ........................................   41
Section  7.04.   Substituted Property Part of Project .......................   42

                                  Article VIII
              Representations of the Company and Special Covenants

Section  8.01.   Representations of the Company .............................   43
Section  8.02.   No Warranty of Condition or Suitability by Issuer ..........   48
Section  8.03.   Right of Access to Project .................................   49
Section  8.04.   Maintenance of Corporate Existence .........................   49
Section  8.05.   Event and Determination of Taxability ......................   49
Section  8.06.   Sale or Lease of Project ...................................   50
Section  8.07.   Release and Satisfaction ...................................   51
Section  8.08.   Request for Redemption .....................................   51
Section  8.09.   Company to Furnish Certain Financial and Other Documents ...   51
Section  8.10.   Tax Covenant ...............................................   52
Section  8.11.   Covenants Regarding Capital Expenditure Limitations.........   54
Section  8.12.   Additional Covenants .......................................   54

                                   Article IX
                         Events of Default and Remedies

Section  9.01.   Events of Default ..........................................   57
Section  9.02.   Company to Give Notice of Default ..........................   58
Section  9.03.   Remedies on Default.........................................   58

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
Section  9.04.   No Remedy Exclusive ........................................   59
Section  9.05.   Agreement to Pay Attorneys' Fees and Expenses ..............   60
Section  9.05.   No Additional Waiver Implied by One Waiver .................   60

                                    Article X
                        Financing Additional Facilities;
                               Parity Obligations

Section 10.01.   Issuance of Other Obligations ..............................   61
Section 10.02.   Issuance of Additional Parity Obligations ..................   61

                                   Article XI
                       Concerning the Mortgaged Properties

Section 11.01.   Bonds Secured by Mortgage ..................................   63
Section 11.02.   Protection of Lien .........................................   63
Section 11.03.   Further Assurances .........................................   63

                                   Article XII
                                  Miscellaneous

Section 12.01.   Notices Deemed Given Upon Mailing ..........................   64
Section 12.02.   Agreement Binding Upon Parties and Successors ..............   64
Section 12.03.   Prohibition of Liens .......................................   64
Section 12.04.   Disposition of Remaining Moneys ............................   65
Section 12.05.   Modification or Amendment ..................................   65
Section 12.06.   Agreement in Several Counterparts ..........................   66
Section 12.07.   Applicable Law .............................................   66
Section 12.08.   Severability of Provisions .................................   66
Section 12.09.   No Usury ...................................................   66
Section 12.10.   Survival of Provisions .....................................   66
Section 12.11.   No Third Party Beneficiaries ...............................   66
Section 12.12.   Payment of Taxes ...........................................   66
Section 12.13.   Committment Letter .........................................   67
Testimonium Clause ..........................................................   68
Signatures and Seals ........................................................   69

Exhibit A - Location of Project
Exhibit B - Equipment and Machinery
Exhibit C - Promissory Note

                               FINANCING AGREEMENT

     THIS AGREEMENT, made the 17th day of December, 1987, between the Pinellas County Industry Council, a special district and a public body corporate and politic in Pinellas County, Florida (hereinafter called the "Issuer"), and Aerosonic Corporation, a corporation organized under and existing by virtue of the laws of the State of Delaware, and authorized to transact business in the State of Florida (hereinafter called the "Company").

                               W I T N E S S E T H :

     WHEREAS, the Issuer is authorized and empowered by the provisions of the Pinellas County Industry Council Act, Chapter 69-1490 Laws of Florida, Special Acts of 1969 and Chapter 159, Part II, Florida Statutes (hereinafter called the "Act"), to issue industrial development revenue bonds for the purposes of providing funds to finance all or any part of the cost of any "project" as defined in the Act and to loan the proceeds from the sale of such bonds to others to finance the cost of the equipping and construction of such projects; and

     WHEREAS, the Company is a corporation eligible to participate in financing the cost of constructing and equipping of a manufacturing facility and related facilities thereon (the "Project"), as provided and permitted by the Act; and

     WHEREAS, to accomplish such purposes the Issuer proposes to issue its bonds for the purpose of financing the Project, to be located at 1212 Hercules Avenue, Clearwater, Florida; and

     WHEREAS, the Issuer, in order to provide funds to pay the cost of the constructing and equipping of the Project and for incidental and related costs, will issue and sell its $1,800,000 Industrial Development Revenue Bond hereinafter described (hereinafter called the "Bond") pursuant to the Act and a resolution of the Issuer duly adopted on November 4, 1987 and consented to by the Board of County Commissioners of Pinellas County, Florida on November 24, 1987 (hereinafter called the "Resolution"), the proceeds of which will be loaned to the Company to construct and equip the Project; and

     WHEREAS, the Company, in consideration of the Issuer undertaking the financing herein referred to and issuing the Bond, shall execute in favor of and deliver simultaneously with the execution and delivery of this Agreement and the Indenture (hereinafter defined), to the Issuer its non-negotiable, but assignable, promissory note in the amount of the Bond, to be secured as set forth herein; and

     WHEREAS, the principal of and interest on the Bond shall be payable solely from the Revenues (as hereinafter defined) at the times and in the manner hereinafter provided; and

     WHEREAS, the Act permits and the parties intend that the Project be financed by the Issuer as provided in the Act and that the Company as independent contractor of the Issuer acquire personal property in which the Trustee (hereinafter defined) has a security interest and construct the Project on real property owned by the Company; and

     WHEREAS, the Company and Barnett Bank of Pinellas County have entered into a Commitment Letter dated October 14, 1987 (the "Commitment Letter").

     NOW, THEREFORE, in consideration of the premises, and of the Issuer's making the loan to the Company in the principal amount herein set forth and in consideration of the mutual covenants of the parties and other good and valuable considerations, it is agreed by and between the Issuer and the Company as follows:

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                                    ARTICLE I

                                   DEFINITIONS

     Unless the context otherwise requires, the terms used in this Agreement shall have the meanings specified in this Article. Words importing singular number shall include the plural number in each case and vice versa; and words importing persons shall include firms and corporations.

     "ACT" shall mean the Pinellas County Industry Council Act, Chapter 69-1490, Special Acts of 1969, Laws of Florida, and Chapter 159, Part II, Florida Statutes.

     "ADDITIONAL PARITY OBLIGATIONS" shall mean additional bonds or obligations issued only with the consent of the Original Purchaser in compliance with the terms, conditions and limitations contained herein and in the Indenture and which shall have an equal lien on the Revenues to be derived by the Issuer from this Agreement, as herein defined, and rank equally in all respects with the Bonds initially issued pursuant to this Agreement and the Indenture.

     "ADJUDICATION OF INVALIDITY" shall mean a final, unappealable adjudication by any court of competent jurisdiction, that the Bonds are invalid or in any manner unenforceable for any reason whatsoever, including, without limitation, any invalidity or irregularity in any statutory or other proceedings relating to the formation or existence of the Issuer, to the issuance of the Bonds or to the execution and delivery of this Agreement or the Indenture.

     "ADJUSTED BANK'S COST OF FUNDS" shall mean the fraction (expressed as a percentage) and as determined by the holder of the Bond or its parent holding company of the total interest expense of the Original Purchaser (or any successor institutional holder of the Bond) for each calendar year divided by the total monthly average of all assets of the Original Purchaser (or any successor institutional holder of the Bond) during the calendar year.

     "AGREEMENT" shall mean this Financing Agreement, dated December 17, 1987, by and between the Issuer and the Company as it may be modified from time to time.

     "ALLOCATION" shall mean the procedure under Florida law for the requesting and receipt of a confirmation of an allocation for the Bond (as hereinafter defined) and similar obligations from the Division of Bond Finance of the State of Florida Department of General Services or any successor entity for the Bonds and/or similar bonds.

     "ASSIGNMENT OF MORTGAGE" shall mean the Assignment of Mortgage and Security Agreement, dated December 17, 1987, by and between the Issuer and the Trustee, and any amendments, modifications or supplements thereto.

     "ASSIGNMENT OF NOTE" shall mean the document entitled Assignment to the Trustee dated December 17, 1987, pursuant to which the Issuer assigns its rights in the Note to the Trustee.

     "AUTHORIZED COMPANY REPRESENTATIVE" and "AUTHORIZED ISSUER REPRESENTATIVE" shall mean any person at the time designated to act on behalf of the Issuer pursuant to Section 2.03 of this Agreement. The Company and the Issuer will furnish to each other and to the Trustee written certificates containing specimen signatures of such persons and signed on behalf of the Company and the Issuer, by their respective Authorized Officers. Such certificates may designate an alternate or alternates. Any such representatives shall be satisfactory to the Trustee, the Company and the Issuer and shall be replaced upon written request of the Company or the Issuer.

     "AUTHORIZED OFFICERS" shall mean the Chairman or Vice-Chairman of the Issuer authorized by law or resolution to sign on behalf of the Issuer and the Secretary or any Assistant Secretary of the Issuer authorized to countersign and attest to the signature of the Chairman or Vice-Chairman and to certify documents of the Issuer and shall mean the President or the Secretary of the Company.

     "BASE PERCENTAGE" shall mean the percentage applied to the Prime Rate in determining the interest which the Bond will bear. The Base Percentage is currently 87% for the period from the date of delivery of the Bond through December 31, 1987, and 90% thereafter, subject to adjustment only as provided in the Section 202 of the Indenture.

     "BOND" or "BONDS" shall mean the $1,800,000 Pinellas County Industry Council Industrial Development Revenue Bond, Series 1987 (Aerosonic Corporation Project), authorized by the Resolution, this Agreement and the Indenture to be issued pursuant to the Act, together with any Additional Parity Obligations hereafter issued under the terms, conditions and limitations contained herein.

     "BOND FUND" shall mean the "Pinellas County Industry Council Industrial Development Revenue Bond, Series 1987 (Aerosonic Corporation Project) Bond Fund," created by the Indenture.

     "BOND YEAR" shall mean the period beginning with December 17 of each year and extending for a period of twelve (12) months thereafter.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the applicable Income Tax Regulations thereunder.

     "COMMITMENT LETTER" shall mean the Commitment Letter dated October 14, 1987, between the Company and the Original Purchaser.

     "COMPANY" shall mean Aerosonic Corporation, a corporation duly organized and existing under the laws of the State of Delaware, and authorized to do business in the State of Florida, and any successors or assigns and any surviving, resulting or transferee corporation.

     "COMPANY FINANCING DOCUMENTS" shall mean this Agreement, the Note, the Mortgage and any other Financing Document to which the Company is a party.

     "COMPLETION DATE" shall mean the date established as such pursuant to
Section 3.06 hereof.

     "CONSTRUCTION CONTRACT" shall mean that certain contract between the Company and a contractor to be designated, which provides for the construction of the Project, the terms of which shall be reasonably acceptable to the Original Purchaser.

     "CONSTRUCTION FUND" shall mean the "Pinellas County Industry Council Industrial Development Revenue Bond, Series 1987 (Aerosonic Corporation Project) Construction Fund," created by the Indenture.

     "CONSULTANT" shall mean a consulting architect or engineer approved by the Original Purchaser or the authorized representative thereof.

     "CONTRACTOR" shall mean the contractor to be designated by the Company acceptable to the Original Purchaser.

     "CORPORATE TAX RATE" shall mean the rate of federal income tax applicable to the highest bracket of taxable income of the holder of the Bond, as it may hereafter be amended, and which on the date hereof is forty percent (40%).

     "DATE OF TAXABILITY" shall mean the first date on which interest on the Bond is subject to federal income taxation as a result of a Determination of Taxability.

     "DEFAULT RATE" shall mean an interest rate equal to the maximum rate allowed by applicable law.

     "DETERMINATION OF TAXABILITY" shall mean (a) the receipt by the Company of an original or copy of an Internal Revenue Service technical advice memorandum or statutory notice of deficiency which holds that any interest payable on any of the Bonds is includable in the gross income of the Bondholder (other than a holder who is a "substantial user" of the Project or a "related person") because the limit described in Section 144(a) of the Code has been exceeded or because the Bonds have become arbitrage bonds within the meaning of Section 148 of the Code;

     (b) the issuance of a public or private ruling of the Internal Revenue Service that any interest payable on any of the Bonds is includable in the gross income of any Bondholder (other than a holder who is a "substantial user" or a "related person") for either of the reasons set forth in (a) above;

     (c) an expenditure by the Company which causes the Company to to exceed the maximum amount of capital expenditures permitted under Section 144(a) of the Code; or

     (d) receipt by the Trustee of an opinion of counsel that any interest on any Bond has become includable in the gross income of the Bondholder for federal income tax purposes. For all purposes of this Agreement a Determination of Taxability shall be deemed to occur on the date as of which the Bonds are deemed includable in the gross income of the Bondholder.

     "EQUIPMENT" shall mean those items of machinery and equipment and other personal property required or permitted by this Agreement to be acquired in whole or in part with proceeds of the Bonds or located on the Project Site, including but not limited to the property described in Exhibit B hereto.

     "EVENT OF DEFAULT" shall mean those events described in Section 9.01 hereof.

     "EVENT OF TAXABILITY" shall mean the occurrence of a Determination of Taxability or the incurring of capital expenditures in excess of those permitted in Section 144(a) of the Code or the taking of any other action by the Company, or Related Person which has the effect of causing the interest payable on the Bonds to become includable in the gross income of the holders of the Bonds (other than a holder who is a "substantial user" or a "related person" as such terms are used in Section 147(a) of the Code.)

     "FINANCING DOCUMENTS" shall mean the Indenture, this Agreement, the Note, the Assignment of Note, the Mortgage and the Assignment of Mortgage.

     "FINANCING PAYMENTS" or "PAYMENTS" means the payments made or to be made on the Note for the payment of the principal, interest and redemption premiums, if any, on the Bonds pursuant to the terms of the Note and this Agreement.

     "GOVERNMENT OBLIGATIONS" shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; (b) bonds, debentures or notes issued or unconditionally guaranteed by any of the following Federal agencies:
Banks for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, Export-Import Bank of the United States, Government National Mortgage Association, or Federal Land Banks; and (c) an agreement by a bank or trust company (including the Trustee), which shall be authorized to engage in the banking business and a member in good standing of the Federal Reserve System, to pay sums of money on definitive dates with interest; provided, however, that each such time deposit shall require that the moneys be available for use at the time provided therein and that each such time deposit shall be continuously secured by lodging with a bank or trust company, approved by the Issuer and the Trustee, as custodian, as collateral security, obligations of the character described in clause (a) or (b) of this definition having a market value at all times (exclusive of accrued interest) not less than the amount of such time deposit.

     "GOVERNMENTAL AUTHORITY" shall mean the United States, any state of the United States and any county, city or political subdivision thereof and any board, bureau, council, commission, department, agency, court, legislative body or other instrumentality of the United States, any state of the United States or any county, city or political subdivision thereof.

     "GOVERNMENTAL REQUIREMENT" shall mean any constitution, law, statute, code, ordinance, resolution, rule, regulation, requirement, directive, judgment, writ, injunction, order, decree or demand of any Governmental Authority.

     "INDENTURE" or "TRUST INDENTURE" shall mean the Trust Indenture, dated December 17, 1987, by and between the Issuer and the Trustee, as it may be modified from time to time.

     "INVESTMENT SECURITIES" shall mean: (a) Government Obligations, (b) certificates of deposit or other interest-bearing obligations of any bank or trust company (including the Trustee) authorized to engage in the banking business which shall be a member in good standing of the Federal Reserve System and have a combined capital and surplus aggregating not less than five million dollars ($5,000,000), (c) bonds and other obligations issued by or by authority of any state of the United States, or any political subdivision thereof, with a Moody's rating of A (or the equivalent) or higher, (d) other corporate debt securities with a Moody's rating of A (or the equivalent) or higher, (e) repurchase agreements with a bank or trust company (including the Trustee), which shall be authorized to engage in the banking business and a member of the Federal Reserve System, with respect to Government obligations, (f) negotiable certificates of deposit issued by any bank, trust company or national banking association (including the Trustee) which is a member of the Federal Reserve System, or (g) commercial or finance paper rated at least P-1 or A-1 by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (h) money market instruments customarily invested in by the Trustee, or (i) tax exempt municipal securities customarily invested in by the Trustee.

     "ISSUANCE COSTS" shall mean all costs and expenses of issuance of the Bonds, including, but not limited to: (i) Original Purchaser's discount and fees; (ii) counsel fees, including bond counsel, Original Purchaser's counsel, Company's counsel, as well as any specialized counsel fees; (iii) financial advisor fees; (iv) trustee fees and trustee counsel fees; (v) paying agent and certifying and authenticating agent fees related to issuance of the Bonds; (vi) accountant fees; (vii) publication costs associated with the financing proceedings; and (viii) costs of engineering and feasability studies necessary to the issuance of the Bonds.

     "ISSUER" shall mean the Pinellas County Industry Council.

     "LOCAL FACILITIES" shall mean facilities (A) located within the same corporate municipal area of the Project or located outside of such corporate municipal area but contiguous and integrated with the Project and (B) the principal user (within the meaning of Section 144(a)(2) of the Code) of which is or will be a Principal Project User.

     "MORTGAGE" shall mean that Mortgage and Security Agreement dated December 17, 1987 from the Company as mortgagor to the Issuer as mortgagee creating a first and prior lien on the real property described in Exhibit A hereto and certain improvements thereto, and creating a security interest in other property therein described, as it may be modified from time to time.

     "NET PROCEEDS" when used with respect to any insurance ( including title insurance) or condemnation award, shall mean the gross proceeds from the insurance or condemnation award remaining after payment of all expenses (including attorneys' fees and expenses of attorneys) incurred in the collection of such gross proceeds.

     "ORIGINAL PURCHASER" shall mean Barnett Bank of Pinellas County, Clearwater, Florida or its successor in interest.

     "OUTSTANDING" in connection with Bonds (or a series of Bonds) means, as of the time in question, all Bonds (or all Bonds of such series) authenticated and delivered under the Resolution, this Agreement and the Indenture, except:

     (A) Bonds theretofore canceled or required to be canceled pursuant to the Indenture;

     (B) Bonds for the payment or redemption of which the necessary amount shall have been or shall concurrently be deposited with the Trustee or for which provision for the payment of which has been made in accordance with the Indenture; provided that, if such Bonds are being redeemed prior to maturity, the required notice of redemption shall have been given or provision satisfactory to the Trustee shall have been made therefor; and

     (C) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to the Indenture.

     "OWNER OF THE BONDS", "BONDHOLDERS", "OWNERS", "HOLDER" or any similar term shall mean any person who shall be the registered owner of any Outstanding Bond or Bonds.

     "PAYING AGENT" shall mean the Trustee.

     "PERMITTED ENCUMBRANCES" shall mean those exceptions to title acceptable to the Original Purchaser.

     "PLANS AND SPECIFICATIONS" when used with reference to the construction of the Project, shall mean the plans and specifications prepared for the construction of the Project by the Consultant, Contractor and/or subcontractors, certified by an Authorized Company Representative (and approved by the Original Purchaser and/or its designated inspecting architect prior to purchase of the Bonds) and filed with the Trustee as provided in this Agreement, as the same may be revised from time to time during the construction period in accordance with the provisions of this Agreement, and when used with reference to any modification, repair, restoration or replacement of the Project means any plans and specifications prepared by the Consultant, certified by an Authorized Company Representative, and filed with the Trustee (and approved by the Original Purchaser and/or its designated inspecting architect) prior to the making of any modification, repair, restoration or replacement of the Project, as the same may be revised from time to time in accordance with the provisions of this Agreement.

     "PRIME RATE" shall mean a rate of interest equal to the announced prime rate per annum of Barnett Banks, Inc. The Prime Rate is a reference rate for the information and use of the Original Purchaser in establishing the actual rate to be charged to the Company. The Prime Rate shall be adjusted from time to time without notice or demand, as of the effective date of any announced change thereof. The Prime Rate is not necessarily the rate of interest charged to any particular borrower.

     "PRINCIPAL PROJECT USER" shall mean the Company, any other principal user (within the meaning of Section 144(a)(2) of the Code) of the Project and any Related Person (within the meaning of 144(a)(3) of the Code) of the Company or any such principal user of the Project.

     "PROJECT" shall mean the constructing and equipping of a manufacturing facility and related facilities located at 1212 Hercules Avenue, Clearwater, Florida.

     "PROJECT SITE" shall mean the real estate described in the Mortgage.

     "PROMISSORY NOTE" or "NOTE" shall mean the promissory note from the Company to the Issuer dated December 17, 1987, evidencing the loan described herein, which shall be in substantially the form attached hereto as Exhibit C and any amendments, modifications and supplements thereto, as approved by the Original Purchaser.

     "REGISTRAR" shall mean the Trustee.

     "RELATED PERSON" shall mean any person who or which is a related person within the meaning of "related person" under Section 144(a)(3) of the Code, except that when the term Related Person is used in the context of a "Related Person" to a Substantial User, the term Related Person shall include in addition to the person identified above any person who or which is a related person within the meaning of Section 147(a)(2) of the Code.

     "RESOLUTION" shall mean the resolution of the Issuer dated November 4, 1987, and consented to by the Board of County Commissioners of Pinellas County, Florida on November 24, 1987, authorizing the Bonds and approving this Agreement, the Indenture, the Mortgage and the Assignment of Mortgage.

     "REVENUES" shall mean all moneys at any time payable to the Trustee under this Agreement, or from the Note, the Mortgage or otherwise, and such sums as are authorized by the Indenture to be retained by the Trustee for its services and expenses in performing under this Agreement and the Indenture, all in the manner provided herein.

     "SECTION 103 OBLIGATIONS" shall mean obligations the interest on which is excluded from gross income pursuant to Section 103 of the Code heretofore issued or to be issued by or on behalf of any state, territory or possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia.

     "SECTION 144(a)(4) CAPITAL EXPENDITURES" shall mean capital expenditures described in Section 144(a)(4) of the Code, but shall not include capital expenditures described in Section 144(a)(4)(C) of the Code.

     "STATE" shall mean the State of Florida.

     "SUBSTANTIAL USER" shall mean, with respect to any "facilities" (as the term "facilities" is used in Section 144(a)(4)(B) of the Code), a "substantial user" of such "facilities" within the meaning of Section 147(a)(1) of the Code.

     "TAXABLE RATE" shall mean the Prime Rate plus one percent (1%) compounded quarterly.

     "TRUST ESTATE" shall mean the rights granted to the Trustee under the paragraph in the Indenture appearing immediately beneath the phrase "Granting Clause" of the Indenture.

     "TRUSTEE" shall mean initially, Barnett Banks Trust Company, N.A., and any bank with trust powers or a trust company organized and existing under the laws of the United States or one of the states having its principal office within or without the State of Florida, at the time serving as its successor Trustee under the Indenture, such term may also include any co-Trustee appointed to same under the terms of the Indenture.

     "U.C.C." shall mean the Uniform Commercial Code of the State, as now or hereafter amended.

     Except as specifically stated otherwise, all accounting terms used herein shall have the meanings ascribed to them under generally accepted accounting principles and usage and shall be applied on a consolidated basis with respect to the Company, and any of its consolidated subsidiaries.

                                   ARTICLE II

                                CONSTRUCTION FUND

     SECTION 2.01. SALE AND DELIVERY OF BONDS. In order to provide the funds necessary for the payment of the cost of constructing and equipping the Project as provided for in this Agreement, the Issuer agrees that it will use its best efforts to cause the Bonds to be delivered to the Original Purchaser thereof. As conditions precedent to the delivery of the Bonds, there shall have been provided to the Trustee the documents and other items listed in Section 203 of the Indenture.

     SECTION 2.02. APPLICATION OF BOND PROCEEDS. Moneys received from the sale of the Bonds shall be deposited in the Construction Fund created by the Indenture as requested by the Company.

     SECTION 2.03. APPLICATION OF CONSTRUCTION FUND MONEYS. The moneys deposited in the Construction Fund created by the Indenture shall be held in trust by the Trustee and, pending application thereof to the payment of the costs of the Project, shall be subject to a lien on and charge in favor of the Owners of the Bonds and shall be held for the further security of such Owners until paid out as provided in this Section. Moneys in the Construction Fund shall be used for the following purposes, which are called "Costs of the Project," and except as otherwise provided in this Agreement for no other purposes:

     (a) Payment or reimbursement of the costs of the constructing and equipping of the Project including any financing charges associated therewith;

     (b) Interest prior to and during the construction of the Project;

     (c) Payment or reimbursement of the costs of consultant and legal services and other expenses necessary or incident to determining the feasibility or practicability of constructing and equipping the Project, and the financing of the construction of the Project including engineering and architectural surveys and plans and specifications; and

     (d) Payment or reimbursement of any other costs which proceeds of the Bonds may be used to pay in accordance with the provisions of the Act.

     The Company covenants that it will not request or direct the Trustee to make any payment or reimbursement from the Construction Fund which would cause the interest on the Bonds to become included in gross income of the Holders of the Bonds for federal income tax purposes.

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     All transfers or payments from the Construction Fund shall be made only in the following manner:

     (a) The Trustee shall pay costs and expenses of issuing Bonds, including but not limited to counsel fees and costs, Trustee acceptance fees and costs, and legal services upon receipt of written order for such payment from an Authorized Company Representative.

     (b) Disbursements to the Company will be made monthly with a ten percent (10%) retainage upon the presentation of a draw request for payment approved by the Original Purchaser and accompanied by an architect's certification showing the percent completion on standard AIA forms and an endorsement by the title company insuring title against subsequent liens.

     A professional architectural or engineering firm will be retained (the "Inspector"), which will review the Plans and Specifications, contracts and subcontracts, and certify each construction draw as to work-in-place. At the Original Purchaser's direction, the Inspector will have the right to inspect all plans, specifications, permits, invoices, waivers and other documents, and halt construction if the work does not conform to the Plans and Specifications. The Inspector will work for the Original Purchaser but the Company will reimburse the Original Purchaser for the Inspector's fees and expenses. Any variance shall require the Original Purchaser's approval.

     (c) The Company shall approve and direct the payment of all amounts due and owing on account of construction and equipping of the Project, by written order submitted by the Company, consented to by the Original Purchaser, to the Trustee from time to time and signed by an Authorized Company Representative directing the Trustee to make such payments, and each such order shall state with respect to such payments the following:

          (1) the item number of the payment;

          (2) the name and address of the person, firm or corporation to whom the payment is due;

          (3) the amount to be paid;

          (4) that an obligation in the stated amount and description has been incurred by the Company subsequent to October 7, 1987 for a Cost of the Project, that each item thereof is a proper and reasonable charge against the Construction Fund, that such amount has not theretofore been paid, that such expenditure is for land or property of a character subject to the allowance for depreciation under the Code, and that such expenditure is for a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code, or for office space directly related to the day to day operations of the manufacturing facility.

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          (5) that there has not been filed with or served upon the Company any notice of any lien, claim of lien, or attachment affecting the right to receive payment of any of the moneys payable to the person, firm or corporation named in such order which has not been released or will not be released simultaneously with the payment of such obligation, or for which adequate provision for payment or other disposition has not been made pursuant to law and, in the event any assignment of the right to receive payments has been made and notice thereof has been given to the Company and the Company has accepted such assignment, the order accepting payment shall recite that fact and direct that payment shall be made to the assignee thereof as shown by the records of the Company;

          (6) that the requisition contains no items representing payment on account of any percentage entitled to be retained at the date of the certificate;

          (7) that all warranties and representations of the Company contained herein and in other documents delivered in connection herewith are true and correct as of the date of disbursement, that the Company has performed all obligations required to be performed on its part pursuant to the provisions of the Indenture and the Financing Documents, and that there exists no Event of Default or any circumstances which, with the passage of time or giving of notice, would become an Event of Default;

          (8) that insofar as such obligation was incurred for labor, services, material, supplies or equipment (i) such labor and services were actually performed in a satisfactory manner in connection with the construction and equipping of the Project and (ii) such materials, supplies and equipment were actually used in connection with the construction and equipping of the Project or were delivered to the Project Site (and remain at the Project Site) for that purpose;

          (9) that each obligation covered by the requisition represents either a cost of issuance, and that the total of such costs of issuance to be disbursed from the Construction Fund does not exceed $36,000, or is an expenditure properly chargeable to the capital account of the Project by the Company; and

          (10) (i) that none of the items for which the payment is proposed to be made has formed the basis for any payment theretofore made from the Construction Fund, (ii) that each item for which the payment is proposed to be made is or was appropriate in connection with the financing, construction and equipping of the Project, and (iii) that, after payment of such disbursement, there will remain in the Construction Fund adequate funds, taking into account investment earnings to be earned on amounts on deposit in the Construction Fund, to pay all remaining unpaid costs of completing the Project.

     Other than disbursements pursuant to paragraph (a) above disbursements will be made only after the Company has provided to the Trustee the following:

          (A) The Plans and Specifications;

          (B) An executed copy of the construction Contract;

          (C) A soil report from the design architect and engineer that the soil conditions have been reviewed and the foundations and buildings have been adequately designed for the soil conditions;

          (D) Two copies of a foundation survey acceptable to the Original Purchaser and the title company;

          (E) Two copies of a final survey upon completion of the Project showing all improvements and which is acceptable to the title company and the Original Purchaser;

          (F) Evidence of the Original Purchaser's approval of the Construction Contract, together with a cost breakdown certified to be true and correct by the Company and the general contractor setting forth, in such detail as the Original Purchaser may request, the costs for each class of work included in the contract price, which costs shall be subject to review and approval by the Original Purchaser; and

          (G) Letters from the general contractor, the architect and the engineer agreeing to continue performance of their contracts for the Trustee if the Company defaults.

     Each certificate shall be accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested by the Company, and such other information as the Trustee may require including, but not limited to, such title evidence, mortgages, security agreements, financing statements, evidence of absence of liens, copies of permits, copies of plans and specification or contracts, architects' and engineers' certificates, and other documentation, affidavits, and assurances as are customarily required in connection with such lending or as the Trustee may reasonably require. If any contract provides for the retention of a portion of the contract price, there shall be paid from the Construction Fund only the net amount remaining after deduction of such portion. All disbursements for the acquisition of equipment or other personal property shall be made only against, receipt of any necessary, properly filed UCC-1 financing statements describing such property.

     Any moneys on deposit in the Construction Fund which, upon the directions of the Authorized Company Representative, are not immediately necessary to pay the Costs of the Project or a portion thereof shall be invested in the same manner as provided in

Section 5.05 hereof. The Company shall not direct the Trustee to invest such moneys in such a manner to adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

     The final disbursement shall be disbursed subject to the following having been delivered to the Trustee and the Original Purchaser:

     A. Lien waivers and affidavits from the Company, any contractors or installers, all subcontractors and materialmen who have served notice to the Company pursuant to applicable Florida Statutes;

     B. Certificate of an Authorized Company Representative as to amount to be transferred to the Rebate Account;

     C. A satisfactory final in place survey;

     D. A check down or title binder reflecting that there are no liens other than Permitted Encumbrances;

     E. Certificate of an Authorized Company Representative certifying that no event of default has occurred and that the Company is in full compliance with the Financing Documents; and

     F. Such other requirements and certifications as may be reasonably required by Pinellas County or other governmental agencies having jurisdiction of the Project or by the Trustee.

     Any amount of moneys derived from Bond proceeds (including the investment earnings thereon to the extent not required to be deposited in the Rebate Account) remaining after payment or provision for payment of all of the Costs of the Project shall be used to redeem the Outstanding Bonds on the next principal payment date. Such unexpended Bond proceeds shall be placed in a special escrow account within the Bond Fund and shall be applied to pay future installments of principal ratably. The amount placed in escrow shall either be invested in obligations the interest on which is excluded from gross income for purposes of federal income taxation pursuant to Section 103 of the Code or in obligations producing a yield not greater than the yield on the Bonds; provided, however, that if the amount of Bond proceeds (computed as provided in the first sentance of this paragraph) remaining after payment or provision for payment of all of the Costs of the Project is an amount in excess of five percent (5%) of the proceeds of the Bonds (computed as provided in the first sentence of this paragraph) (after deducting amounts used to pay expenses of issuing the Bonds and adding "imputed proceeds," if any, as required by Section 1.103-8(a)(6)(i) of the regulations), the Company shall prior to placing such proceeds in escrow in the manner provided above, obtain and deliver to the Trustee an opinion of a firm of attorneys, with nationally recognized expertise in matters of municipal finance and satisfactory to the Trustee, stating whether the exclusion from gross income for federal income tax purposes of the interest on the Bonds is affected by the amount remaining in the Construction Fund.

     The Company acknowledges that the Trustee has, pursuant to Section 303 of the Indenture, agreed that moneys in the Construction Fund shall be expended in accordance with the provisions of this Agreement, and particularly this Section 2.03, and that the Trustee has agreed to disburse such moneys according to the written request of the Company in accordance with such provision.

     SECTION 2.04. OTHER CONDITIONS. No disbursement from the Construction Fund shall be required to be made by the Trustee (a) if there exists any Event of Default or any circumstances which, with the giving of notice and/or passage of time, would become an Event of Default, (b) if any warranty or representation of the Company contained herein or of the Company contained in any writing delivered in connection herewith shall not be materially true and correct as of the date of such disbursement, or (c) if, in the judgment of the Trustee, the funds remaining in the Construction Fund shall not be sufficient for completion of the Project in accordance with the Plans and Specifications or if the Trustee reasonably believes the Project will not be completed as required, the Company shall immediately pay into such Fund the amount of such deficiency. The Trustee shall have the right, but not the obligation, to advance the funds necessary or desirable to complete the Project. The Trustee and the Original Purchaser shall have the right, but not the obligation, to inspect the Project to ensure that the Project is being installed in a workmanlike manner. Any such inspection shall be for the sole benefit of the Trustee and Original Purchaser and no failure to inspect or negligence in inspection shall create any rights or remedies for the Company or any third party.

                                   ARTICLE III

                             CONSTRUCTION OF PROJECT

     SECTION 3.01. DELIVERY OF MORTGAGE; CONSTRUCTION BY COMPANY. Prior to or upon receipt by the Trustee of the proceeds from the sale of the Bonds, the Company will execute and deliver to the Issuer and Issuer will assign to the Trustee the Mortgage in regard to the property described in Exhibit A attached hereto to secure payment of the Bonds. The Company represents that no construction shall commence nor shall any material be placed upon the property until the Mortgage has been executed and duly filed for record.

     The Company agrees to record a notice of commencement immediately after the recordation of the Mortgage, start construction within 30 days of the recordation of the notice of commencement and proceed continuously and diligently with construction in accordance with the approved Plans and Specifications. A copy of the recorded notice of commencement must be delivered to the Trustee within 10 days of recording. In no event shall Company commence construction prior to recording a notice of commencement or record a notice of commencement prior to recordation of the Mortgage.

     To secure the prompt payment of the Note and the performance by the Company of its other obligations hereunder, the Company, to the full extent permitted by law, hereby grants to the Issuer a security interest in and agrees and acknowledges that the Issuer shall have and shall continue to have a security interest in (1) the Project, (2) the Equipment, (3) all personal property or fixtures incorporated into the Project or acquired from the proceeds of the Bonds, (4) all other property, to the maximum extent to which a security interest is permitted by law, located on the Project and (5) any after acquired property, or any replacements, substitutes or additions to any of the foregoing property as well as any proceeds from the disposition thereof; provided, that at any time when the Company is not in default in the performance of any term, condition or covenant hereof, if the Company in its discretion determines that any items of Project machinery or equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company may remove and dispose of such items of machinery or equipment from the Project and sell, trade in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Issuer or the Trustee therefor, and free of the security interest granted herein, if the Company:

     (a) Substitutes and installs anywhere in the Project other machinery or equipment having equal or greater value in the operation of the Project for its intended purpose (provided such removal and substitution shall not impair operation unity), all of which substituted machinery or equipment shall be free of all liens and encumbrances and shall become a part of the Project and shall be subject to the security interest granted to the Issuer herein; or

     (b) Pays over to the Trustee for deposit by the Trustee to the Bond Fund,
(i) in the case of the trade-in of such machinery or equipment for other machinery or equipment not installed in the Project, the amount of the credit received by it in such trade-in and (ii) in the case of any disposition other than as provided in clause (b)(i) an amount equal to the original cost thereof less depreciation at rates calculated in accordance with generally accepted accounting practices consistently followed by the Company but in no event to be an amount less than the fair market value; or

     (c) In the event that the Company has acquired and installed, prior to such removal and disposal of an item of machinery or equipment from the Project other than under preceding subsection (a) of this Section, an additional item or items of machinery or equipment or made additions, modifications or improvements to the Project with its own funds, free of all liens and encumbrances, which have become part of the Project, and are subject to the Mortgage granted herein, the Company may take credit to the extent of the amount so spent against the requirement that it either substitute and install other machinery or equipment having equal or greater utility or that it make payment to the Trustee for deposit into the Bond Fund.

     Prior to the removal, disposal or other disposition of any portion of the Project, the Authorized Company Representative shall deliver to the Trustee a certificate that such removal, disposal or disposition will not affect the utility or value of the Project for the purposes set forth herein. The certificate shall specify which portions of the Project are to be removed or disposed of, and identify any additions or substitutions which have been or will be made part of the Project pursuant to the provisions of this Section. The Company will also execute, record and deliver to the Trustee any documents deemed necessary by the Trustee to perfect and to maintain the lien on, pledge of, mortgage upon or security interest in such additions and substitutions.

     The removal from the Project of any portion of the machinery or equipment and the substitution, payment or credit therefor pursuant to the provisions of this Section shall not entitle the Company to any delay, abatement or diminution of the installments payable under this Agreement.

     The burden of proof shall be upon the Company to establish whether any property was acquired with or without proceeds of the Bond.

     The Company agrees to periodically file Uniform Commercial Code continuation statements as required to maintain and continue the perfection of any security interests granted by the Company as debtor to the Issuer or Trustee as secured party, and by the Issuer as debtor to the Trustee as secured party hereunder. The Company agrees that it will, within 120 days after the end of each of its fiscal years, furnish to the Trustee and to the Issuer a certificate, signed by the Authorized Company Representative, certifying that any such filings necessary to maintain and continue the perfection of any such security interests granted by the Company have been made.

     The Company covenants that it will cause an opinion of counsel to be filed with the Trustee not more than 120 days or less than 30 days before the fifth anniversary date of the original issuance of the Bonds, and during the same period in each fifth year thereafter until the Bonds shall have been paid in full, to the effect that all financing statements, continuation statements, notices and other instruments required by applicable law have been recorded or filed or rerecorded or refiled in such manner and in such places required by law in order fully to preserve and protect the rights of the Issuer and the Trustee in the security interest given by this Agreement and the Mortgage. The Company and the Issuer shall execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable by such counsel in order to enable it to render such opinion.

     The Company covenants that it will cause an opinion of counsel to be filed with the Trustee containing the following opinions:

     (a) To the best of the Company's knowledge, the Company has good and marketable title to all of its assets shown on its financial statements (except for such exceptions acceptable to the Original Purchaser), and the Mortgage delivered with this Agreement is valid and legally binding and when properly recorded will create in Original Purchaser's favor valid, perfected mortgage liens which will have priority over all other liens on the property described therein except Permitted Encumbrances.

     (b) The Mortgage creates in the Original Purchaser's favor, valid and enforceable security interests in all of the Company's equipment and fixtures and when the financing statements are filed in the appropriate places will create perfected liens on all equipment inventory, accounts and fixtures superior to all other liens, except for permitted liens.

     The Issuer has determined that the purpose of the Act will be more effectively served by the Project, and the Issuer hereby authorizes the Company to construct, build and erect such building(s) and facilities to constitute the Project on the land described in Exhibit A hereto and to equip such Project in accordance with the description of work and equipment, if any, contained in the final Plans and Specifications. The Company also covenants as follows:

     (a) The Company shall cause the Project to be constructed and equipped in accordance with the Plans and Specifications, with first-class materials and in a good, substantial and workmanlike manner. The Company agrees that the construction and equipping of the Project will be completed as promptly as practicable after receipt of the proceeds from the sale of the Bonds but in no event later than the Completion Date, but if such construction and equipping is not completed, there shall be no resulting liability on the part of the Issuer and no diminution in or postponement of the payments required to be made by the Company hereunder or under the Note.

     (b) The Company shall cause the construction and equipping of the Project to comply with all applicable Governmental Requirements. The Company shall obtain, or cause to be obtained, and maintain in full force and effect all certificates, licenses, permits, authorizations, consents and approvals from Governmental Authorities required for the construction and equipping of the Project. The Company shall also obtain, or cause to be obtained, and maintain in full force and effect all certificates, licenses, permits, authorizations, consents and approvals from Governmental Authorities required for the use, occupancy or operation of the Project. The Company shall deliver to the Issuer and the Trustee copies of such certificates, licenses, permits, authorizations, consents and approvals upon written request.

     (c) The Company, and to the extent applicable, the Issuer, shall comply with all restrictive covenants and easements affecting the Project, if any.

     (d) The Company shall notify the Original Purchaser (in the manner provided elsewhere in this paragraph) within ten (10) days of the Company's discovery or the Company's receipt of notification (whichever occurs first) of any departure from the Plans and Specifications (but only if such departure is in excess of ten thousand dollars ($10,000)) and, upon demand by the Original Purchaser within five (5) business days after the appropriate notification by the Company of such departure, shall correct any and all defects in the Project and any and all departures from the Plans and Specifications, except those departures which the Original Purchaser has approved. Failure of the Original Purchaser to make demand within ten (10) business days after appropriate notification of departure from the Plans and Specifications shall be deemed approval by the Original Purchaser of those departures for which notice was provided. Notification to the Original Purchaser by the Company of any departure from the Plans and Specifications shall be provided on standard AIA forms and shall include copies of all change orders signed off on by the Consultant as well as evidence that the Company will provide any additional funds needed to complete the Project as a result of such departure.

     (e) The Company shall purchase all materials, personal property, fixtures and equipment to be used or incorporated in the Project, excluding any, such items purchased by the contractors working on the Project, so that the absolute ownership thereof is vested in the Company immediately upon delivery thereof to the Project Site. The Company shall require each contractor working on the Project to purchase all materials, personal property, fixtures and equipment which such contractor purchases for use or incorporation in the construction of the Project so that the absolute ownership thereof is vested in such contractor immediately upon delivery thereof to the Project Site and the absolute ownership thereof will be vested in the Company immediately upon payment therefor by the Company to the contractor. If required by the Trustee, the Company shall produce and furnish, or cause each contractor to produce and furnish, the contracts, bills of sale, statements, receipted vouchers, or other agreements under which title thereto is acquired by the Company or such contractor, as the case may be. Without limiting the generality of the foregoing, the Company expressly covenants and agrees that the Company shall not purchase or permit any contractor to purchase any such materials, personal property, fixtures or equipment subject to any security agreement or other agreement or contract under which any person reserves the right to remove or repossess any such materials, personal property, fixtures or equipment.

     SECTION 3.02 COST OF PROJECT. It is estimated that the Costs of the Project will at least equal the net proceeds of the sale of the Bonds (exclusive of accrued interest, if any) plus income or other gains from investments of moneys in the Construction Fund hereinafter referred to, and less any losses on investments of moneys in the Construction Fund. Any Cost of the Project in excess of the amount provided for in the prior sentence shall be paid by the Company. The net proceeds from the sale of the Bonds, as that expression is used in this Agreement, shall mean the amount of the gross proceeds remaining after payment of the costs and expenses incurred in connection with the issuance and sale of the Bonds, including, without limiting the generality of the foregoing, intangible and other taxes, if any, recording fees and fees and expenses of the Trustee and the Original Purchaser including reasonable attorneys' fees properly incurred prior to the delivery of the Bonds to the Original Purchaser thereof or during the period of improvement of the Project.

     SECTION 3.03 ACTION TO ENSURE COMPLETION OF PROJECT. The Company covenants that it will take such action and institute such proceedings reasonably available to it as shall be necessary to cause and require all contractors and material suppliers to complete their contracts diligently in accordance with the terms of said contracts, including without limitation the correcting of any defective work, with all expenses incurred by the Company in connection with the performance of its obligations under this Section to be considered part of the Cost of the Project, and the Issuer and the Trustee agree that the Company may, from time to time, and after written notice to, and the approval of, the Trustee, in the Issuer's name, the Company's name or in the name of the Issuer and the Company, take such action as may be necessary or advisable, as determined by the Company, to ensure the completion of the Project in accordance with applicable contracts pertaining thereto, and to insure the performance by the Company of all its covenants and obligations under this Agreement, with all the costs and expenses incurred by the Company in this connection to be considered a part of the Cost of the Project. The Trustee and the Issuer will cooperate with the Company during any efforts by the Company to remedy a default by any contractor or subcontractor, provided that the Company shall advance all costs and expenses reasonably expected to be incurred by the Trustee and/or the Issuer and to indemnify and save harmless the Trustee and the Issuer against any risk, claims or liabilities arising out of any such efforts.

     SECTION 3.04. COVENANT TO COMPLETE. The Company covenants and agrees that the cost of constructing and equipping the Project in excess of the net proceeds of the sale of the Bonds, shall be provided promptly by the Company, and the Company does hereby agree to provide and pay from its own funds the entire amount of any such excess. The Company shall not be entitled to any diminution, delay or abatement in the payment of the Financing Payments because of its payment of any such excess.

     SECTION 3.05. WARRANTIES EXTEND TO TRUSTEE AND ISSUER. It is agreed that all vendors' warranties received in connection with all equipment purchased, constituting the Project, together with all warranties given by contractors, manufacturers or service organizations who install any equipment for the Project, shall extend to both the Trustee and the Issuer. If requested, the Issuer and the Company shall execute and deliver appropriate instruments, if available, to accomplish the intent of this Section; provided, however, that neither the Issuer nor the Company shall have any responsibility or liability for the effectiveness of such instruments or the enforceability of such warranties.

     SECTION 3.06. ESTABLISHMENT OF COMPLETION DATE. The Company shall be required to establish the Project's Completion Date, which shall be evidenced by the Company's furnishing to the Trustee within thirty (30) days after said Completion Date, with a copy of each to the Issuer, a certificate signed by the Authorized Company Representative stating that:

     (1) improvements have been completed substantially in accordance with the Plans and Specifications and all labor, services, materials and supplies used in such construction have been paid;

     (2) all equipment, if any, and other facilities necessary in connection with the Project have been constructed or acquired and installed substantially in accordance with the Plans and Specifications and all costs and expenses incurred in connection therewith have been paid; and

     (3) the equipment, if any, so installed is in proper operating order and is suitable and sufficient for the efficient operation of the Project for the purposes for which it is intended; notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

     Notwithstanding anything herein to the contrary, the Completion Date shall be no later than December 17, 1990.

                                   ARTICLE IV

                            LOAN AND PAYMENT THEREOF

     SECTION 4.01. DEFEASANCE UPON PAYMENT. If the Company shall first make the payments and perform the covenants and agreements required in the Note, the Indenture and herein on its part to be made and performed, the Issuer covenants and agrees that it shall execute, if requested by the Company as soon as practicable, but in no event later than thirty (30) days thereafter, and cause the Trustee to execute good and sufficient satisfactions of the Mortgage, termination statements and such other releases and documents necessary, to convey and release to the Company all of the Issuer's and Trustee's rights, title and interest in the Project.

     For purposes of the preceding sentence, the Company shall have made payment by depositing in an irrevocable trust with the Trustee, for the sole benefit of the Bondholders, direct obligations of, or obligations the principal of and interest on which are guaranteed by, the United States of America in such amounts as will, with the income thereon, be sufficient to pay the principal of, redemption premium, if any, and interest to become due, whether at maturity or upon call for redemption on the Bonds, and amounts due to the Trustee hereunder, at the time and in the manner stipulated herein. Nothing herein shall be deemed to require the Company (or the Bondholders if so permitted) to exercise its option to call any of the Outstanding Bonds for redemption prior to maturity pursuant to any applicable optional redemption provisions, or to impair the discretion of the Company in determining whether to exercise any such option for early redemption.

     SECTION 4.02. PRINCIPAL AMOUNT OF LOAN. The principal amount of the loan to be repaid by the Company for the Project is the principal amount of the Bonds issued, the interest thereon (at the rate or rates specified in the Bonds), redemption premiums, if any, and the reasonable fees, expenses, advances, and expenditures of the Issuer and the Trustee, which loan shall be paid in installment Financing Payments in such amounts as provided in Section 4.03 hereof, by the Company's remitting the same directly to the Trustee in immediately available funds by 11:00 A.M. on the day prior to the date the payment is due, for deposit by the Trustee in the Bond Fund created in the Indenture. Notwithstanding the prior sentence, any payment due the Original Purchaser as a Bondholder pursuant to this Section may be remitted to the Trustee in immediately available funds on the date the payment is due. The Trustee shall furnish to the Company, the Issuer and any Bondholder who shall so request in writing of the Trustee, at reasonable intervals not less than quarterly, an accounting of the funds expended out of and on deposit in the Bond Fund. The Trustee shall credit any moneys in the Bond Fund from investment earnings or Bond proceeds used for redemption of Bonds as provided in the Indenture, toward the repayment of the loan for the Project.

     SECTION 4.03. LOAN PAYABLE IN INSTALLMENTS. Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with this Agreement, the Company shall pay to the Trustee in the manner provided in Section 4.02 above, an amount equal to the sum of the following:

     (A) Commencing March 17, 1988 and on the 17th day of each March, June, September and December thereafter, the accrued interest on the outstanding principal amount of the Bond coming due and payable as of such date;

     (B) Commencing December 17, 1988 and on the 17th day of each March, June, September and December thereafter, the principal installment coming due and payable on such date;

     (C) As and when requested by the Trustee, the annual fee of the Trustee and all reasonable extraordinary fees and expenses of the Trustee including reasonable attorney fees which may be charged in connection with the performance of its duties and services with respect to such current payments of principal and/or interest and as otherwise required or indicated by the Indenture or this Agreement until such time as the Bonds are fully paid;

     (D) On any interest payment date the amount of all reasonable expenditures, advances and expenses not previously reimbursed, made and incurred by the Trustee or the Original Purchaser in connection with its ownership of the Bond or enforcement of its rights to receive payments under the Bond and by the Issuer together with interest thereon by reason of any advances made pursuant to Sections 2.03, 2.04, 6.05 or other provisions hereof, by reason of default on the part of the Company hereunder;

     (E) On any interest payment date the amount of deficiencies in prior payments due hereunder;

     (F) As and when required by the Indenture, all amounts necessary to fund the Rebate Account referred to in Section 503(G) of the Indenture;

     (G) If and when payable, all amounts payable by the Issuer under the Bonds or the Indenture including amounts payable for redemption and payment of penalties and interest on past-due taxes, if any, payable to Bondholder, it being the express intent of the parties hereto that any and all payments required to be made by the Issuer relating to the Bonds shall be payable to the Issuer by the Company; and

     (H) The amount payable by the Company as a prepayment of a portion of the Bond and as a premium on the occurrence of a Determination of Taxability because of the occurrence of an Event of Taxability shall be the sum of the following:

          (i) The principal amount of all Bonds then outstanding, plus accrued interest to the date of redemption, plus a premium equal to the difference in interest due as stated on the Bonds and the amount which would have been due during the period between the date of the Event of Taxability and the redemption date had the Bonds been payable at a rate equal to the Taxable Rate;

          (ii) An amount equal to the premium (as calculated above) for each of the Bonds not then outstanding but which was outstanding at the time of the Event of Taxability based upon the time elapsed between the date of the Event of Taxability and the date that such Bond was paid or redeemed. Such amount shall be held and disbursed by the Trustee as provided in the Indenture; and

          (iii) An amount equal to all penalties and interest paid or owed by all Bondholders and former Bondholders because the interest on the Bonds is subject to federal income taxation.

     The obligation of the Company to pay the amounts required to be paid in this paragraph (H) shall survive the termination of this Agreement.

     The Company shall give prompt written notice to the Issuer and the Trustee of (a) the filing by the Company of any supplemental statement and (b) its receipt of any oral or written advice from the Internal Revenue Service that an Event of Taxability shall have occurred.

     At least ten (10) days in advance of each interest payment date, the Original Purchaser or the Original Purchaser's designee, shall provide the Authorized Company Representative with notice, with a copy to the Trustee, of the amount of interest due on the next succeeding interest payment date. In the event the Interest Rate changes between the date of giving such notice and the interest payment date, the amount of the deficiency or the excess in the amount paid by the Company shall be paid or credited on the next succeeding interest payment date. The Trustee or its designee shall also notify the Authorized Company Representative or such other appropriate Company official no later than the day immediately preceding the interest payment date on which the last installment of interest on the Bonds is to be paid, by telephone or other communication which is actually received by the Authorized Company Representative or such other appropriate Company official on such day, of the amount of interest on the Bond actually accruing to such interest payment date and such amount shall be the amount of interest due on the Bond on such last interest payment date. In the event the notice required by the preceding sentences is given orally, it shall thereafter be confirmed in writing. Failure to give such notice or any defect therein, however, shall not affect the Company's obligation to pay such interest. No notice under this provision shall be considered notice for determining any grace period provided for in this Agreement.

     In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be on a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close in the City of Jacksonville, Florida, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions are authorized by law to close.

     Anything to the contrary in this Agreement notwithstanding, the Company specifically agrees to make payments pursuant to this Section 4.03 at such times and in such amounts as are necessary for payment or prepayment of principal of, premium, if any, interest on and other amounts payable under the Bonds, this Agreement and the Indenture, and it is specifically agreed and understood, notwithstanding anything to the contrary, that each payment under this Section
4.03 shall at all times be sufficient to pay the total amount of each payment or prepayment on the Bonds when due.

     SECTION 4.04. PREPAYMENT TO REDEEM BONDS. Whenever any maturity or series of Bonds is subject to optional redemption, the Trustee on behalf of the Issuer will, but only upon request of the person entitled to exercise such option as provided in the Indenture, redeem the same as a whole or in part. Whenever any maturity or series of Bonds is subject to mandatory redemption, the Issuer will cooperate with the Trustee in effecting such redemption. In either such event, the Company will pay to the Trustee an amount which, when added to amounts already on deposit in the Bond Fund and available for such purpose, shall be equal to the principal amount to be redeemed plus interest accrued to the date of redemption and any early redemption premium, at least five (5) business days (except that amounts due the Original Purchaser pursuant to this Section may be paid to the Trustee on the date of redemption) prior to the date of redemption. If the Company gives investment direction to the Trustee, the Trustee shall invest the funds for such five (5) day period. Should excess funds remain after the date of redemption, the excess shall be remitted to the Company.

     SECTION 4.05. OBLIGATION TO PAY UNCONDITIONAL. So long as any of the Bonds or interest thereon or any other obligations of the Company hereunder shall be Outstanding, or until payment thereof has been duly provided for, the Company's obligation to make the Financing Payments due hereunder shall be absolute and unconditional, and such payments shall be payable on the dates and at the times specified without notice or demand (except as provided herein), without abatement or set-off, regardless of any contingencies whatsoever, and notwithstanding any circumstances or occurrences that may now exist or that may hereafter arise or take place, including but without limiting the generality of the foregoing, the following:

     (A) The failure to complete the Project;

     (B) Damage to or destruction of the Project, or any part thereof, by Act of God or otherwise;

     (C) Legal curtailment of the Company's use of the Project, or any part thereof, through procedures of eminent domain or otherwise;

     (D) Change in the Company's legal organization or status;

     (E) Any sale or lease of the Project by the Company, without the consent thereto by the Issuer;

     (F) Any termination of this Agreement for any reason whatsoever, including without limitation, termination by reason of default by the Company hereunder;

     (G) Failure of consideration or commercial frustration of purpose;

     (H) Any change in the tax laws or regulations or other laws of the United States of America or of the State of Florida or of any political subdivision thereof, including the Issuer; or

     (I) Any default on the part of the Issuer under this Agreement, or any other fault or failure of the Issuer whatsoever, or any failure by the Trustee under this Agreement, the Indenture or otherwise.

                                    ARTICLE V

                          REPRESENTATIONS AND COVENANTS
                                  OF THE ISSUER

     SECTION 5.01. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on the part of the Company herein contained:

     (a) The Issuer is a special district and public body corporate and politic in Pinellas County, Florida;

     (b) The Issuer has full power and authority under the State Constitution and the Act to engage in the transaction contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder;

     (c) The Issuer is not in default under any provision of federal or state law which would impair its ability to perform under this Agreement or any other Financing Document;

     (d) The Issuer has been duly authorized to execute and deliver this Agreement and the other Financing Documents to which it is a party and by proper official action has duly authorized the execution and delivery of this Agreement and the other Financing Documents to which it is a party;

     (e) The financing of the construction and equipping of the Project by the Company, as provided by this Agreement, will further the purposes of the Act, to-wit: the promotion of the economic development of the State of Florida, the increase of opportunities for gainful employment, and the improvement generally of the prosperity and welfare of the State and its inhabitants;

     (f) The Issuer's interest in this Agreement, except for the indemnity and certain other similar rights provided herein, and including, but not limited to, all payments required hereunder, payments to be received pursuant to the Note and the performance of this Agreement are by the indenture pledged and assigned to the Trustee to secure the payment of the principal of, premiums, if any, and interest on the Bonds and such pledge and assignment has not previously been pledged or accepted by the Issuer;

     (g) Notwithstanding anything herein contained to the contrary, any obligation the Issuer may hereby incur for the payment of money shall not constitute an indebtedness of the State or of any political subdivision thereof, or the Issuer, within the meaning of any state constitutional provision or statutory limitation and shall not give rise to a pecuniary liability of the State or a political subdivision thereof, or the Issuer, or constitute a charge against the general credit or taxing power of said State or a political subdivision thereof, or the Issuer, but shall be limited obligations of the Issuer payable solely from (i) the payments derived by the Issuer pursuant to this Agreement and the Note, (ii) revenues derived from the sale of the Bonds, (iii) amounts on deposit from time to time in the Bond Fund, subject to the provisions of this Agreement and the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth herein and therein, and (iv) under certain circumstances, from payments derived by the Trustee under the Mortgage;

     (h) To the best knowledge of the Issuer, there is no litigation or other proceeding of any nature (whether judicial, administrative or other) pending or, to the best knowledge of the Issuer, threatened by or against the Issuer, relating to the Project, the issuance, sale or delivery of the Bonds, or this Agreement, the Note, the Mortgage, the Indenture or any of the other transactions contemplated hereby, nor is the Issuer in violation of any of the provisions of the "laws of the State which would affect its existence or its powers referred to in paragraph (b) of this Section 5.01;

     (i) No member or officer of the Issuer who voted to approve issuance of the Bonds has any substantial interest (financial, employment or other) in the Company or in the transactions contemplated by this Agreement; and

     (j) Within forty-five days after issuance of the Bonds, bond counsel on behalf of the Issuer will complete and file Internal Revenue Service Form 8038 or any similar successor form thereto.

     SECTION 5.02. COVENANTS OF THE ISSUER. For as long as any of the principal of and interest on any of the Bonds shall be Outstanding and unpaid or until there shall have been set apart in the Bond Fund a sum sufficient to pay when due the entire principal of the Bonds remaining unpaid, together with interest accrued and to accrue thereon, the Issuer covenants with the Owners of any and all Bonds as provided in the following Sections of this Article.

     SECTION 5.03. BOND FUND. The Issuer shall cause all of the Revenues, as defined herein, as soon as the same are received by the Trustee, to be forthwith deposited in the Bond Fund created by the Indenture, as required herein.

     SECTION 5.04. DISPOSITION OF BOND FUND MONEYS. The Issuer directs in the Indenture that all moneys at any time remaining on deposit in the Bond Fund shall be disposed of as provided in the Indenture.

     SECTION 5.05. INVESTMENT AND SECURITY OF FUNDS. Proceeds of the Bond on deposit in the Construction Fund and Bond Fund shall be invested as provided in this Section. Moneys in the Rebate Account shall be invested as provided in
Section 503(G) of the Indenture.

     Proceeds of the Bond on deposit in the Construction Fund may be invested at a yield materially higher, greater than .125 percentage points over the yield on the Bond (computed as provided in Section 148(h) of the Code and temporary regulations 1.103-15AT(b)(3) and (c)(4) or any successor provisions thereto) for up to three (3) years, subject to the limits provided in Section 2.03 hereof, from the date of this Agreement. However, subject to the exceptions and provisions contained in Section 503(G) of the Indenture, all earnings from the date of this Agreement on investments of Bond proceeds in the Construction Fund in excess of the amount which would have been earned had such investments been at a rate equal to the yield on the Bond (computed as provided in the prior sentence) as well as any income attributable to such excess shall be required to be deposited in the Rebate Account and be subject to the rebate provisions of
Section 148(f) of the Code and the applicable regulations in regard thereto. Earnings on obligations the interest on which is excluded from gross income pursuant to Section 103 of the Code are not required to be deposited into the Rebate Account and are not subject to rebate.

     Following completion of the Project, any investment earnings or other moneys in the Construction Fund shall be transferred to the Bond Fund and used by the Trustee as provided in Section 2.03 hereof. Income received from investment of the Bond Fund and Rebate Account shall remain in such Funds. The Trustee shall sell and reduce to cash funds a sufficient portion of investments under the provisions of Section 801 of the Indenture whenever the cash balance in a fund is insufficient for the purposes of such fund. The Company and the Issuer covenant that no investments shall be made or requested, however, which constitutes a prohibited payment within the meaning of temporary regulation 1.103-15AT(d)(6) or which may violate the covenants prohibiting excessive arbitrage contained in this Agreement.

     All moneys on deposit to the credit of the Bond Fund and Construction Fund shall, at the written request of the Company signed by an Authorized Company Representative and delivered to the Trustee, be invested and reinvested by the Trustee in Investment Securities as specified in such requests and moneys on deposit in the Rebate Account shall be invested by the Trustee in accordance with Section 503(G) of the Indenture. The Company shall not direct the Trustee to make any investment which shall violate the federal guarantee provisions of
Section 148 or Section 149(b) of the Code. The Company acknowledges that the Trustee shall have no responsibility or liability for compliance with Section 148 or Section 149(b) of the Code, except the duty to follow the Company's written directions.

     Moneys in separate funds and accounts other than moneys in the Rebate Account may be commingled for the purpose of investment or deposit to the extent permitted under applicable law and this Agreement. For the purpose of determining the amount of money in such fund, the securities purchased with the moneys in each fund shall be valued at their fair market value. The Trustee shall not be liable or responsible for any loss resulting from any investment permitted hereby or resulting from the redemption, sale or maturity of any such investment or for any loss resulting from failure to comply with Sections 148 or 149(b) of the Code caused by following the Company's written direction as to investments. If at any time it shall become necessary that some or all of the investments purchased with the moneys in any such fund be redeemed or sold in order to raise moneys necessary to comply with the provisions of this Agreement, the Trustee shall effect such redemption or sale, employing, in the case of a sale, any commercially reasonable method of effecting the same. The Trustee may, but shall not be required to make any and all investments permitted under this Section
5.05 through its own bond department, unless otherwise directed by the written request of the Company. The Issuer shall not be liable or responsible for any loss resulting from an investment made in accordance with this Agreement.

     SECTION 5.06. ENFORCEMENT OF AGREEMENT. The Issuer will diligently enforce and cooperate with the Trustee to achieve the enforcement of all the covenants and agreements on the part of the Company that are contained in this Agreement and will take all steps, actions and proceedings for the enforcement of this Agreement and the collection of the Revenues payable hereunder, to the full extent permitted or authorized by law; provided, however, the Issuer shall not be required to incur any obligation or expense unless the Issuer shall have the proceeds derived by it from the performance of this Agreement, which shall be legally available to the Issuer for such purposes, which shall be sufficient to reimburse the Issuer for any such expenses, or the Issuer shall be otherwise indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements, and against all liability.

     SECTION 5.07. MAINTENANCE OF TAX-EXEMPT STATUS. The Issuer and the company hereby covenant with the Owners of the Bonds that neither will take or cause to be taken or acquiesce in the taking of any action or proceeding or direct the Trustee to take any action which will result in the interest to be payable on any of the Bonds becoming included in gross income of the Holders of the Bonds for federal income tax purposes.

                                   ARTICLE VI

                        MAINTENANCE, TAXES AND INSURANCE

     SECTION 6.01. MAINTENANCE, MODIFICATIONS AND ADDITIONS. The Company agrees that while any Bonds shall remain Outstanding it will at its own expense keep the Project in as reasonably safe condition as its normal operations shall permit, in good repair and in good operating condition, making from time to time all renewals and replacements thereof as shall be reasonably necessary.

     The Company may, also at its own expense or in the manner provided in
Article X of this Agreement, make from time to time any additions or modifications or replacements to any portion of the Project it may deem desirable for its business purposes that do not adversely affect the value or operating unity of the Project; provided that the Trustee shall have approved any material additions, modifications or replacements (which approval shall not be unreasonably withheld) and further provided that all such additions, and modifications or replacements shall be located wholly within the boundary lines of the land described in Exhibit A. All such additions and or modifications or replacements so made by the Company shall become a part of the Project and shall be subject to this Agreement and relevant documents executed pursuant to this Agreement.

     After the Completion Date and except when an event of default as defined in
Section 9.01 hereof shall have occurred and be subsisting the Company may from time to time, in its sole discretion and at its own expense, install, store or place additional furniture, office equipment and automotive equipment on the land described in Exhibit A hereto. All such furniture, office equipment, automotive equipment so installed, stored or placed in the Project by the Company shall be subject to a security interest in favor of the Issuer, the Bondholders and the Trustee. Nothing contained in the preceding provisions of this Section shall prevent the Company from purchasing, but not out of Bond proceeds, furniture and equipment on conditional sale contract or lease sale contract, or subject to vendor's lien or purchase money mortgage as security for the unpaid portion of the purchase price thereof, or from leasing furniture and equipment. Nothing herein shall be deemed to modify or release any security interest of the Issuer or Trustee in any property of the Company.

     The Company will not permit any mechanics' or other liens to remain against the Project for labor or materials furnished in connection with any additions, modifications, repairs, renewals or replacements so made by it; provided, that if the Company shall first notify the Trustee of its intention so to do, the Company may in good faith contest any mechanics' or other liens filed or established against the Project and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and during the applicable appeal period or the conduct of an appeal therefrom unless the Trustee shall notify the Company that, in its opinion, by nonpayment of any such items the Project or any part thereof will be subject to immediate loss or forfeiture, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Trustee by the Indenture agrees to cooperate fully with the Company in any such contest, provided that the Company shall undertake to pay all costs and expenses incurred by the Trustee and to indemnify the Trustee and save it harmless against any risks, claims or liabilities arising out of such contest.

     SECTION 6.02. INSURANCE ON PROJECT. Prior to the first construction draw, the Company will furnish the Original Purchaser with a Builder's Risk
Insurance Policy (with a paid invoice) in the amount of the full replacement value of the proposed improvements. The mortgage clause shall be written on New York Standard "without contribution" form naming the Trustee as a loss payee and shall read:

               Barnett Banks Trust Company, N.A.
               Post Office Box 40200
               801 Riverside Avenue
               Jacksonville, Florida 32231

     Upon completion, the Company must furnish the Original Purchaser a paid-in-full and extended coverage hazard insurance policy to cover one hundred percent (100%) (before co-insurance) of the full replacement cost of the structure and all fixtures, equipment, chattels, and personalty installed therein or appurtenant thereto, owned by the Company or otherwise attached to and becoming a part of the Project Site.

     If the Project Site is located in a flood hazard area, the Company must furnish flood coverage in an amount equal to the lesser of the outstanding principal balance of the loan or the maximum limit of coverage available for the particular type of property under the National Flood Insurance Program.

     In addition, the Company shall obtain insurance covering such other risks as the Original Purchaser may require.

     Commencing with the start of construction, the Company shall take out and continuously maintain in effect while any of the Bonds shall be outstanding and unpaid insurance on the Project and the Project Site, against such risks as are customarily insured against by businesses of like size and type, and pay as the same shall become due and payable all premiums with respect thereto. In lieu of separate insurance policies, such insurance may be in the form of a blanket insurance policy or policies of the Company, which policy or policies may contain deductible amounts and exceptions and exclusions comparable to those contained in policies customarily obtained by businesses of like size and type as that of the Company.

     Without limiting the generality of the foregoing, the Company shall at all times carry comprehensive general public liability insurance in connection with its operation of the Project upon the Project Site, protecting the Company, the Trustee and the Issuer as their interests may appear, against liability for injuries to persons and/or property, occurring on, in or about the Project or the Project Site, in such minimum amount of $1,000,000 liability to any one person for bodily injury, $1,000,000 liability to any one person for property damage and $1,000,000 liability for any one accident.

     The Company may, with the consent of the Trustee, which consent shall not unreasonably be withheld, voluntarily settle or consent to the settlement of any prospective or pending claim under any insurance policy referred to in this Agreement without the consent of the Issuer, but notice of any such settlement shall be given to the Issuer; provided, however, in no event will the Issuer or the Trustee voluntarily settle or consent to the settlement of any such claim without the written consent of the Company, unless the Company shall then be in default hereunder, in which case the Company's consent shall not be required.

     All such insurance shall be taken out and maintained in generally recognized responsible insurance companies organized under the laws of one of the States of the United States and qualified to do business in the State, selected by the Company, and such insurance shall be noncancellable by the insurer except upon thirty (30) days' notice to the Trustee. All policies evidencing such insurance shall provide that loss shall be payable to the Issuer, the Trustee and the Company as their respective interests may appear, and the policies or certificates thereof shall be deposited with the Trustee. Evidence of renewal of all such policies shall be furnished to the Trustee no less than thirty (30) days before the policies' respective expiration dates. If a policy shall provide that the insurance benefits thereunder shall be payable through any period of grace beyond the stated expiration date, for the purposes of this Agreement such policy's expiration date shall be deemed to be the last day of such grace period.

     SECTION 6.03. TAXES, OTHER GOVERNMENTAL CHARGES AND UTILITY CHARGES. The Company will pay, or cause to be paid, as the same respectively become due, (i) all ad valorem taxation by the State by any political subdivision thereof or special district therein and all other taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or the Project Site or any personal property installed or brought by the Company on the Project Site (including, without limiting the generality of the foregoing, any taxes levied on or with respect to the income or profits of the Company from the Project or the Project Site and any other taxes levied upon or with respect to the Project or the Project Site which, if not paid, will become a lien on the Project or the Project Site prior to or on a parity with the lien of the Indenture or the Mortgage), (ii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project or the Project Site and (iii) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project or the Project Site; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Agreement.

     The Company may, at its own expense and in its own name, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom unless by such action the Project, shall in the Trustee's sole determination be materially endangered or any part thereof shall become subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith by the Company. The Issuer will cooperate fully with the Company to protect the Company's right so to contest.

     SECTION 6.04. ADVANCES BY ISSUER OR TRUSTEE. In the event that the Company fails to pay the premiums on policies to provide the full insurance coverage required by this Agreement, fails to pay the taxes and other charges required to be paid by the Company at or prior to the time they are required to be paid, or fails to keep the Project in good order and repair and the Project Site, in as reasonably safe condition as its operations permit, the Issuer or the Trustee, after first notifying the Company of any such failure on its part, may (but shall not be obligated to) pay the premiums on such insurance, pay such taxes or other charges, or make such repairs, renewals and replacements as may be necessary to maintain the Project Site in as reasonably safe condition as the Company's operations permit and the Project in good order and repair, respectively; and all amounts so advanced therefor by the Issuer or the Trustee shall become an additional obligation of the Company to the Issuer or to the Trustee, as the case may be, which amounts, together with interest thereon at the Default Rate from the date thereof, the Company will pay. Any remedy herein vested in the Issuer or the Trustee for the collection of the Financing Payments shall also be available to the Issuer and the Trustee for the collection of all such amounts so advanced.

     SECTION 6.05. RELEASE AND INDEMNIFICATION COVENANTS. The Company releases the Issuer, the Trustee and the Original Purchaser from and covenants and agrees that the Issuer, the Trustee and the Original Purchaser shall not be liable for, and the Company agrees to indemnify and hold the Issuer, the Trustee and the Original Purchaser harmless against, any loss or damage to property or any injury to or death of any person occurring on or about, or resulting from any defect in, the Equipment or the other property constituting a part of the Project, provided that the indemnity provided in this sentence shall be effective only to the extent of any loss that may be sustained by the Issuer, the Trustee and the Original Purchaser in excess of the net proceeds received from any insurance carried with respect to the loss sustained, and provided further that the indemnity shall not be effective for damages that result from the gross negligence or intentional acts on the part of the Issuer, the Trustee or the Original Purchaser or their respective agents or employees. To this end, the Company will provide that the Trustee, the Issuer and the Original Purchaser be named as loss payees, as their interests may appear, in the public liability policies required herein. The Company shall also indemnify and save the Issuer, the Trustee and the Original Purchaser harmless from and against all costs and expenses incurred in or in connection with any action or proceeding brought on any of the matters against which the Company has indemnified them under this Section, and, upon notice from the Issuer, the Trustee or the Original Purchaser, the Company shall defend them or either of them in any such action or proceeding.

                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

     SECTION 7.01. DAMAGE AND DESTRUCTION. If prior to payment in full of the Bonds the Project is damaged by fire or other casualty to such extent that the claim for loss resulting from such damage is not greater than the amount of the deductible under the insurance policy required by Section 6.03(A), the Company shall be obligated to continue to pay the amounts required to be paid pursuant to the Note and Section 4.03 hereof. In the event of such damage or destruction, the Company shall proceed promptly to and shall substantially restore the property damaged or destroyed.

     If prior to payment in full of the Bonds the Project is destroyed or is damaged by fire or other casualty to such extent that the claim for loss resulting from such destruction or damage is in excess of the amount of the deductible under the insurance policy required by Section 6.03(A), the Company shall be obligated to continue to pay the amounts required to be paid pursuant to the Note and Section 4.03 hereof. In the event of such damage or destruction, the Company, provided there is no Event of Default pursuant to this Agreement or any other Financing Document, with the approval of the Trustee, may adjust, settle or compromise claims under such policies and the proceeds therefrom shall be paid to the Company. Should an Event of Default pursuant to this Agreement or any other Financing Document be existing, the right provided for in the prior sentence shall be in the Trustee and any proceeds received from any adjustment, settlement or compromise shall be paid to the Trustee. The party that had the right to adjust, settle or compromise pursuant to the prior two (2) sentences, may either (i) apply the Net Proceeds of insurance or any part thereof, together with any additional required funds furnished by the Company, to prepayment of the Note in full, or (ii) require the Company to repair, replace or reconstruct the property damaged or destroyed and disburse the proceeds to the Company to be applied against the costs and expenses thereof as incurred or paid by the Company. The Trustee shall apply the Net Proceeds of insurance received by it to payment of the costs for such replacement, repair, rebuilding or restoration as may be required for the property damaged or destroyed to be substantially restored, either on completion thereof or as the work progresses, as directed by the Company. Each such direction of the Company shall be accompanied by a requisition, signed by the Authorized Company Representative, certifying, as to the replacement, repair, rebuilding or restoration and as to the Net Proceeds of insurance held by the Trustee, to the same effect as the form of requisition, signed by the Authorized Company Representative, for disbursements from the Construction Fund is required by Section 2.03 hereof to certify, as to the construction and equipping of the Project and as to the Construction Fund. The Trustee may conclusively rely upon such direction of the Company and shall have no liability or responsibility for payments made pursuant to this Section in reliance thereon. If such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, the Company shall nonetheless complete the work thereof and shall pay that portion of the costs thereof in excess of the amount of Net Proceeds. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the Issuer or the Trustee or any abatement, diminution or postponement of the amounts payable under the Note or Section 4.03 hereof. Notwithstanding the foregoing, if an Event of Default exists under this Agreement, the Trustee shall apply the Net Proceeds as the Trustee in its sole discretion shall determine to be in the best interests of the Holder of the Bond.

     Any balance of Net Proceeds remaining after payment of all the costs of replacement, repair, rebuilding or restoration required to substantially restore the property damaged or destroyed shall be paid into the Bond Fund (and invested as provided in Section 7.03 hereof) and used for redemption of the Bonds at the earliest date on which such redemption may be effected pursuant to the Indenture. If payment in full of the Bonds and all other amounts due under the Financing Documents has been made, all Net Proceeds shall be paid to the Company.

     For purposes of this Section, property damaged or destroyed shall be considered substantially restored if it is in substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as (A) will not impair operating unity or productive capacity of the Project and (B) will not change the character of the Project to such an extent that the Issuer would not be permitted to finance the Project under laws pursuant to which the Issuer was created. The action required to substantially restore the property damaged or destroyed shall be the action required for the Project to be substantially restored.

     SECTION 7.02. CONDEMNATION. If the title in and to, or the temporary use of, the Project shall be taken under the exercise of the power of eminent domain by any Governmental Authority, the Company shall be obligated to continue to pay the amounts required to be paid pursuant to the Note and Section 4.03 hereof. The Company shall pay to the Trustee the Net Proceeds received by the Company from any award made in any such eminent domain proceeding. The Issuer shall pay to the Trustee the Net Proceeds received by the Issuer. The Trustee shall apply the Net Proceeds which it receives in one or more of the following ways, as shall be directed in writing by the Company but only as and if consented to in writing by the Holders of not less than two-thirds of the principal amount of the outstanding Bonds:

          (a) the restoration and improvement of the Project to substantially the same condition as existed immediately prior to the acquisition of title by the person exercising the power of eminent domain;

          (b) the acquisition by construction or otherwise, by the Company of other improvements suitable for the Company's operations of the Project and which (A) will not impair operating unity or productive capacity of the Project and (B) will not change the character of the Project to such an extent that the Issuer would not be permitted to finance the Project under the laws pursuant to which the Issuer was created, provided that such improvements will be acquired by the Company subject to no liens, security interests or encumbrances prior to the lien and security interests afforded by the Indenture and the Mortgage other than Permitted Encumbrances; or

          (c) payment into the Bond Fund (and invested as provided in Section
     7.03 hereof) for redemption of the Bonds at the earliest date on which such redemption may be effected pursuant to the Indenture or, if payment in full of the Bonds has been made, payment to the Company.

     Within ninety (90) days from the date of entry of a final order in any eminent domain proceeding granting condemnation, the Company shall direct the Trustee in writing as to which of the ways specified in this Section the Company elects to have the condemnation award applied and shall provide the Trustee with the written consent of the holders of not less than two-thirds in aggregate principal amount of the Bonds Outstanding. The direction of the Company shall, in the case of a restoration under paragraph (a) or the acquisition of improvements under paragraph (b), be accompanied by a certificate of the Authorized Company Representative and the Consultant similar to that required in the second paragraph of Section 7.01 hereof, and from time to time the Company may direct that the Trustee apply the Net Proceeds toward such restoration or such acquisition, as the case may be, as costs of the restoration or acquisition are incurred, provided that each such direction by the Company will be accompanied by a current certificate of the Authorized Company Representative and the Consultant similar to that required in the second paragraph of Section
7.01 hereof. The Trustee may conclusively rely upon such direction and written consent and shall have no liability for payments made pursuant to this Section in reliance thereon.

     The Issuer shall cooperate fully with the Company in the handling and conduct of any prospective or pending eminent domain proceeding with respect to the Project. In no event will the Issuer or the Company voluntarily settle, or consent to the settlement of, any prospective or pending eminent domain proceeding with respect to the Project or any part of the Project without the written consent of the other and of the Holders of not less than two-thirds in aggregate principal amount of the Bonds then outstanding.

     SECTION 7.03. SPECIAL TRUST FUNDS. Any insurance or condemnation proceeds received by the Trustee pursuant to the provisions of this Article shall be paid to and held by the Trustee in a separate trust fund to be applied as set forth in this Article.

Amounts held in any such trust fund shall be invested in obligations as to which interest thereon is excluded from gross income for federal income tax purposes under Section 103 of the Code or shall be invested in obligations the yield on which is not in excess of the yield on the Bonds.

     SECTION 7.04. SUBSTITUTED PROPERTY PART OF PROJECT. All property, required by the provisions of this Article VII to be substituted or added to the Project for the purpose of restoring the same to a condition substantially equivalent to its condition prior to any damage, destruction or taking under the exercise of the power of eminent domain, or to a condition fully adequate for the Company's operations at the Project, shall become a part of the Project and the Company shall execute and provide to the Trustee all security agreements, bills of sale, financing statements and other instructions in writing as shall be reasonably requested by the Trustee for the purpose of conveying to the Trustee security interest free and clear of all encumbrances other than Permitted Encumbrances and interests created by this Agreement, to such property in a manner appropriate under the laws of Florida. All such property shall be subject to all the terms and conditions of this Agreement and the Company shall be entitled to have the mortgage or lien thereon in favor of the Trustee or its assignee satisfied pursuant to the conditions and provisions of Section 4.01 of this Agreement.

                                  ARTICLE VIII

              REPRESENTATIONS OF THE COMPANY AND SPECIAL COVENANTS

     SECTION 8.01. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants, as the basis for the undertakings on the part of the Issuer herein contained and as an inducement for the purchase of Bonds, as follows, which representations shall be deemed to be made as of the date of issuance of the Bonds and as of the date of any disbursement from the Construction Fund:

     (a) The Company is duly organized and validly existing corporation under the laws of the State of Delaware and qualified to do business in the State of Florida and by the execution hereof by the Authorized Company Representative, has all requisite power and authority to enter into and fully perform this Agreement. All necessary action on the part of the Company relating to the authorization of its execution and delivery of this Agreement, the Note and the Mortgage and all other Financing Documents and its performance of its duties and obligations contained herein have been duly taken, and this Agreement, the Note and the Mortgage (including the interests therein purported to be conveyed), when executed and delivered and the security interest when granted, will be valid, binding and enforceable in accordance with their respective terms.

     (b) The Company has furnished to Issuer and to the Trustee balance sheets and financial statements of the Company, which data accurately reflected the financial condition of the Company as of their date. Since the date of the financial statements and balance sheets (both referred to in this Section as "financial statements") referred to above, there has been no changes in the assets or liabilities or financial condition of the Company, other than changes in the ordinary course of business, which in the aggregate are materially adverse with respect to the Company's ability to perform its obligations under this Agreement. There were no material liabilities, contingent or otherwise, of the Company which were not reflected in such financial statements, and the Company has not entered into any commitments or contracts since the date of the financial statements as of the date referred to above which are not reflected in such financial statements, other than in the ordinary and normal course of its business, which might, in light of any fact or condition presently known to the Company, have a materially adverse effect upon the financial condition, operations or business of the Company or its ability to perform its obligations hereunder.

     (c) Since the date of the financial statements referred to above, the Company has not sustained any material loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which has had a materially adverse effect on the value of its assets, the results of its operations or its income.

     (d) The Company has or will have available to it sufficient resources to perform the duties imposed by this Agreement and hereby covenants to perform all obligations herein set forth as they become due.

     (e) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Company, would have a materially adverse effect on the value of its assets, the results of its operations, its income, or its ability to perform its obligations hereunder.

     (f) The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any evidence of indebtedness or in any contract or lease to which it is a party, which would, individually or in the aggregate, have a materially adverse effect on the value of its assets, the results of its operations or its income. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions herein contemplated by the Company, nor compliance by the Company with the terms and provisions of this Agreement will violate the provisions of any applicable law or any applicable order or regulation of any Governmental Authority having jurisdiction of the Company and will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Company is now a party, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except as contemplated hereby.

     (g) No capital expenditures as described in Section 144(a)(4) of the Code ("Capital Expenditures") have been paid or incurred in the three years preceding the date of the issuance of the Bonds or will be paid or incurred in the three years after the date of the issuance of the Bonds with respect to the Project or any Local Facilities, and of which the Company or any Related Person within the meaning of Section 144(a)(3) of the Code will be a "principal user," as that term is used in Section 144(a)(2) of the Code, the amounts of which, when added to the aggregate amount of the Bonds, will exceed $10,000,000 or such higher amount as may be authorized by the Code as applicable to the Bonds; provided, however, that to the extent and for the purposes allowed by Section 144(a)(4)(C) of the Code, certain Capital Expenditures shall not be taken into account in determining if such $10,000,000 amount, as computed in accordance with this subsection (g), has been exceeded.

     (h) Except for the Bonds, there are no outstanding obligations issued by any state, territory or possession of the United States, or any political subdivision of the foregoing, or of the District of Columbia, the proceeds of which have been or are to be used primarily with respect to Local Facilities, and of which the Company or any Related Person within the meaning of Section 144(a)(3) of the Code is a "principal user", as that term is used in Section 144(a)(2) of the Code.

     (i) The Company has not incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Securities Act of 1974, as amended, nor incurred any material liability to the Pension Benefit Guaranty Corporation established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Company, which deficiency or liability, together with all other such deficiencies and liabilities, would have a materially adverse effect on the value of the Company's assets, the results of its operations or its income.

     (j) The Company is lawfully seized of a valid title to the real and personal property and other assets pledged in connection with the Bonds and the Note and has good and sufficient right to bargain, sell, grant, convey, mortgage and assign such property interests to the Issuer in the manner provided herein, subject only to Permitted Encumbrances.

     (k) The Mortgage when duly filed for record, will constitute a valid and enforceable mortgage lien on the Project, superior to all other liens and encumbrances thereon other than Permitted Encumbrances. The financing statements when duly filed for record, will perfect in the Issuer a valid and enforceable first lien on the other collateral superior to all other liens and encumbrances thereon other than Permitted Encumbrances.

     (1) The Project constitutes a "project" within the meaning of the Act, and the Company will operate the Project only in accordance with its intended purpose as a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code until the expiration or earlier termination of this Agreement.

     (m) The Project and the construction and completion thereof upon the Project Site complies with all presently applicable building and zoning ordinances and regulations.

     (n) The Company has not caused or will not cause the issuance of private activity bonds on its behalf in any jurisdiction of the United States during the 60-day period commencing 30 days prior to the issuance of the Bonds hereunder.

     (o) The average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the Project, as provided in Section 147(b) of the Code.

     (p) The Company covenants that, if any portion of the proceeds of the Bonds is to be used for the acquisition of any building (and the equipment therefore), the rehabilitation expenditures, as defined in Section 147(d)(3) of the Code, with respect to such building will equal or exceed fifteen percent (15%) of the cost of such acquisition financed with proceeds of the Bond, and in the case of facilities other than a building equals or exceeds one hundred percent (100%), of the portion of the cost of acquiring such building or facility (and equipment) financed with the proceeds of the Bonds.

     (q) Ninety-five percent (95%) or more of the proceeds of the sale of the Bonds ($1,710,000) after adding "imputed proceeds," if any, as required by
Section 1.103-8(a)(6)(i) of the regulations or any successor provision thereto and including investment earnings on proceeds of the Bonds will be used to pay those items of the Costs of the Project, or portions thereof, which constitute costs of acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a) of the Code and which constitute a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code. All costs to be financed with the proceeds of the Bonds, as defined in the prior sentence, have been incurred subsequent to October 7, 1987.

     (r) There are no Section 103 Obligations issued or to be issued for the benefit of the Company, or any Related Person of the Company, which (i) were or are to be sold at substantially the same time as the Bonds, (ii) were or are to be sold at substantially the same interest rate as the Bonds, (iii) were or are to be sold pursuant to a common plan of marketing with the marketing plan for the Bonds, and (iv) are payable directly or indirectly by the Company, or any Related Person of the Company, from the sources from which the Bonds are payable.

     (s) The Project is located entirely within Pinellas County, Florida.

     (t) The Company warrants that the certificates and all other documents delivered and to be delivered by the Company in connection with the transactions contemplated by this Agreement as of their respective dates do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in the light of the circumstances under which they are or will be made, not misleading. The certificates and all other documents delivered and to be delivered by the Company or its representatives in connection with the transactions contemplated by this Agreement are or will be on the dates on which they are or will be delivered true and complete in all material respects.

     (u) None of the proceeds of the Bond will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility, racquet sports facility, hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any land to be used for farming purposes, residential real property for family units, or depreciable farm property, or rolling stock.

     (v) The Company, during the term of this Agreement, will fully comply and require any other principal user (as that term is used in Section 144(a)(2) of the Code) to comply with all effective rules, rulings and regulations promulgated by the Department of the Treasury or the Internal Revenue Service, with respect to bonds issued under Section 144(a)(4) of the Code so as to maintain the exclusion from gross income for federal income tax purposes of the interest payable on the Bond.

     (w) Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof by the Company, conflicts or will conflict with, or results or will result in a breach of, any of the terms, conditions or provisions of its articles of incorporation or bylaws or other governing instruments of the Company or to the Company's knowldege of any applicable law, constitutional provision, statute, rule or regulation, restriction or limitation, or any agreement, instrument or court or other governmental order to which the Company is now a party or by which it is bound, or constitutes or will constitute a default under any of the foregoing, or results or will result in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Company under the terms of any of the foregoing.

     (x) The aggregate authorized face amount of the Bond when increased by the outstanding tax-exempt facility-related bonds (as defined in Section 144(a)(10)(B)(ii) of the Code) with respect to any issue the proceeds of which are allocated pursuant to Section 144(a)(10) of the Code to the Company or any Related Person within the meaning of Section 144(a)(3) of the Code, does not exceed $40,000,000.

     (y) Less than 25% of the proceeds of the Bond will be used directly or indirectly for the acquisition of land or an interest therein or to provide a facility the primary purpose of which is either retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. During the life of the Bond, the Project will not be used primarily for either retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment.

     (z) The Company shall comply in all respects, and shall cause any Principal Project User to comply in all respects, with the Code including any amendments thereto applicable to the Bonds, so that interest on the Bond shall be and remain excluded from gross income for federal income tax purposes.

     (aa) None of the proceeds of the Bond are being used to finance any office space which is not located on the Project Site and which office space is not directly related to the day to day operations of the Project as a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code.

     (bb) There is no action pending or threatened by any person, firm, corporation or other legal entity which if taken, could have a materially adverse effect on the Company's financial condition, the success of its business or its ability to perform its obligations hereunder.

     (cc) The Company covenants that less than twenty-five percent (25%) of the proceeds of the Bonds are to be used directly or indirectly for the acquisition of land not used for farming purposes, or any interest therein.

     (dd) No proceeds of the Bonds will be used to acquire any property the first use of which is not pursuant to such acquisition.

     (ee) The Company covenants that from the proceeds of the Bonds, including investment earnings thereon, an amount not in excess of two percent (2%) of the face amount of the Bonds ($36,000) will be used to pay for, or to provide for the payment of, the Costs of Issuance of the Bonds.

     (ff) Neither the Company nor any person or entity has ever used the Project Site for any Hazardous Substances. "Hazardous Substances" means and includes those elements, wastes, compounds, materials or substances contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") or the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material. The Company agrees to indemnify the Issuer, the Trustee and the Original Purchaser harmless from any damages, costs or expenses incurred by the Issuer, the Trustee or the Original Purchaser, including reasonable attorneys' fees (including those relating to appellate proceedings), as a result of the breach of any of the foregoing representations or covenants.

     SECTION 8.02. NO WARRANTY OF CONDITION OR SUITABILITY BY ISSUER. The Issuer makes no warranty, either express or implied, as to the title or condition of the Project, or that it will be suitable for the Company's purposes or needs, or that it can be acquired with the proceeds from the sale of the Bonds, except that it warrants it has created no rights in third parties that will interfere with the Company's use of the Project.

     SECTION 8.03. RIGHT OF ACCESS TO PROJECT. The Company agrees that the Issuer, the Trustee and the Original Purchaser and their duly authorized agents shall have the right at all reasonable times to enter upon the Project and to inspect books and records relating to the Project as may be necessary to carry out or determine compliance with this Agreement, but such entry will be subject to the giving of reasonable notice and to the execution of reasonable release of liability agreements.

     SECTION 8.04. MAINTENANCE OF CORPORATE EXISTENCE. The Company agrees that during the term of this Agreement it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, unless approved by the Original Purchaser and Trustee in writing.

     SECTION 8.05. EVENT AND DETERMINATION OF TAXABILITY. The Borrower covenants and agrees that, unless no Bonds shall remain outstanding under the terms of the Indenture, the Company will not make or permit any capital expenditures to be made or any other action to be taken by the Company or related person which will cause the interest on the Bonds to be included in the gross income of the holders of the Bonds (other than a holder who is a "substantial user" or "related person" as defined in Section 147(a) of the Code).

     The Company agrees that it will prepare and file, with copies to the Trustee, any statements required to be filed by it in order to maintain the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

     In the event there shall be a Determination of Taxability, the Interest Rate on the Bond shall be increased retroactively to the Date of Taxability as provided in the Indenture, and any additional interest payable on the Bond, either retroactively or prospectively, together with any penalties and interest imposed on any bondholder or former bondholder, shall be included in the amounts payable by the Company as provided in Section 4.03 hereof until such time as the Bonds are redeemed as provided in the Indenture.

     The Trustee shall, promptly upon learning of a Determination of Taxability or an Adjudication of Invalidity (whether or not the same is being contested) cause notice thereof to be given to the Bondholders in the same manner as is provided in the Indenture for notices of redemption, which notice shall state a redemption date (the "Tax Redemption Date") which shall be within 180 days from the occurrence of the Determination of Taxability or the

Adjudication of Invalidity. The Trustee may, in such notice to Bondholders, make provision for obtaining advice from Bondholders, in such form as shall be deemed appropriate, respecting relevant assessment made on such Bondholders by the Internal Revenue Service, so as to be able, if appropriate, to verify the existence, present or future, of a Determination of Taxability or the Adjudication of Invalidity.

     On or before the Tax Redemption Date, the Company shall pay, in immediately available funds, to the Trustee as the balance of the Note the sums provided for pursuant to this Section, together with any sum due pursuant to any other Section of this Agreement to be paid prior to the redemption date herein provided. After the Company's payment of the balance of the Note and the required notice of redemption having been given under the Indenture, the Trustee shall apply such funds to the redemption of Bonds and to payment to the holders of Bonds on the Tax Redemption Date, all in accordance with the requirements hereinbefore set forth in this Section.

     On the Tax Redemption Date, and provided there has been deposited with the Trustee the total amount as required, such amount shall constitute the total sum due as a result of an occurrence of a Determination of Taxability, an Adjudication of Invalidity or an Event of Taxability and the Company shall not be deemed to be in default under this Agreement by reason of the occurrence of such Determination of Taxability, Adjudication of Invalidity or Event of Taxability.

     SECTION 8.06 SALE OR LEASE OF PROJECT. Subject to the advance written approval of the Bondholders and the Issuer, the Project or any significant part thereof may be sold or leased by the Company subject to the other requirements provided elsewhere in this section, and, upon any such sale, the Trustee may release the Company from its liabilities hereunder. Prior to any such sale or lease the Company shall provide to the Issuer and the Bondholders at its expense an opinion of nationally recognized bond counsel that the proposed sale will not affect the exclusion from gross income for federal income tax purposes of interest on the Bonds. The Bondholders and the Issuer may attach reasonable conditions to the granting of approval of the proposed sale including but not limited to evidence that the proposed purchaser is fiscally responsible.

     Prior to the execution of any lease associated with the Project (including any initial lease) the form of the lease must be approved by the Original Purchaser. The Original Purchaser will withhold approval of any lease if, in the Original Purchaser's opinion, the lease materially affects the Company's ability to pay the Bond or materially impairs the collateral under the Bond. All leases will (i) be assigned to the Trustee; (ii) be subordinate to the Bond; (iii) contain provisions which require the tenant to make payments under the lease directly to the Trustee upon notification that the Company is in default under any of the Financing Documents; and (iv) prohibit prepayment on the lease without the Trustee's consent.

     SECTION 8.07 RELEASE AND SATISFACTION. If at any time the aggregate moneys held on deposit in the Bond Fund by the Trustee pursuant to this Agreement shall be sufficient to pay the principal of all the Bonds at the time Outstanding, and the interest on the Bonds to maturity or to the first date on which such Bonds may be redeemed prior to maturity as authorized by the Indenture, including the applicable redemption premium, if any, and to pay all fees and charges of the Issuer, the Original Purchaser and the Trustee due and to become due through the date on which the last of the Bonds is retired, the Company shall be entitled to obtain a satisfaction of any security interest as provided by Section 4.01 hereof unencumbered by the Indenture, or the Company Financing Documents, and neither the Issuer, the Trustee nor the Owner of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested (including but not limited to the rights of a former Bondholder with respect to a Determination of Taxability).

     SECTION 8.08. REQUEST FOR REDEMPTION. The Issuer shall at the request and direction at any time of the Company or as required hereunder, and if the Bonds are then redeemable, upon the Issuer or the Trustee being furnished the requisite funds, forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds on the earliest redemption date on which such redemption may be made under such applicable provisions. In the case of less than a full redemption of the Bond, such funds shall be applied to pay installments of principal in inverse order of maturity and the amounts so used shall be applied to the last principal payment required under Section 4.03 hereof.

     SECTION 8.09. COMPANY TO FURNISH CERTAIN FINANCIAL AND OTHER DOCUMENTS. The Company covenants and agrees that, unless all of the Bonds have been retired, or are callable prior to maturity and have been duly called for redemption and payment of principal, interest and applicable premium, if any, duly made or provided for, it will furnish annually to the Trustee and to the Original Purchaser a certificate signed by the Authorized Company Representative stating that there exists no event of default or default hereunder or if such event of default or default exists, stating the nature thereof, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto. A copy of such certificate shall be simultaneously furnished to the Issuer. The Company also covenants and agrees to

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

furnish to the Trustee immediately upon receipt by the Company any report or communications from any Governmental Authority, having the power to license or regulate the business carried on with respect to the Project of any termination, proposed termination or material adverse change in any licensed permit or other authority in regard to the business carried on with respect to the Project. The Trustee is hereby authorized by the Company to deliver to any regulatory body having jurisdiction over the Trustee with respect to this transaction copies of any financial data furnished pursuant to the requirements of this Section. The Company shall immediately notify the Trustee in writing of the occurrence of any Event of Default or any circumstance which with the giving of notice or lapse of time would become an Event of Default.

     The Company will submit quarterly financial statements prepared in accordance with generally accepted accounting principles and in consolidated form by the 45th day following the end of each calendar quarter. The Company will submit year end financial statements certified by independent public accountants acceptable to the Trustee and the Original Purchaser in consolidated and consolidating form satisfactory to the Original Purchaser and the Trustee within one hundred twenty (120) days of the end of each fiscal year. The Company will also provide copies of Forms 10K and 10Q. The Company will maintain a system of accounting in accordance with generally accepted accounting principles and will furnish a certificate of the accountants preparing such statements addressed to the Trustee stating that either (i) during the course of their preparation of the financial statements, and based on information disclosed to them by the Company, the Company was not in default under the Financing Documents or (ii) the nature and the extent of any matter which lead them to believe that a default had occurred. The Company will provide the Trustee with such other financial information as it shall reasonable request from time to time.

     The Original Purchaser and the Trustee subject to the limitations provided in Section 8.03 shall have the express right, at all reasonable times to enter upon and examine and inspect the Project. The Original Purchaser and the Trustee and duly authorized agents shall also be permitted, subject to the limitations provided in Section 8.03, at all reasonable times to examine the books and records of the Company and shall be provided with such other information as the Original Purchaser or the Trustee shall reasonably request.

     Any owner of the Bond may inspect such financial statements, opinions and certificates at the Trustee's office in Jacksonville, Florida. In addition, the Company agrees that upon written request it will furnish the foregoing financial statements and opinions to any owner of more the 10% of the Bond.

     SECTION 8.10. TAX COVENANT. The parties hereto recognize that the Bonds are being sold on the basis that the interest

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

payable on the Bonds is excludable from gross income of the holder thereof under
Section 103 of the Code. The Issuer and the Company do each hereby covenant and agree for the benefit of the Trustee and the holders of the Bonds that the proceeds of the Bonds shall not be used or applied in such manner, and that they will not direct the Trustee to act in such manner, as to violate Section 148 of the Code. The Company further agrees as follows:

     (a) The Company covenants that at no time during any Bond Year will the aggregate amount of Gross Proceeds (as defined in Treasury Regulations, Section 1.103-15AT) of the Bonds invested in Nonpurpose Obligations (as defined in Treasury Regulations, Section 1.103-15AT) with a yield higher than the yield on the Bonds exceed 150 percent of the Debt Service (as defined in Treasury Regulations Section 1.103-15AT) on the Bonds for such Bond Year. The Company further covenants that the aggregate amount of Gross Proceeds of the Bonds invested in Nonpurpose Obligations with a yield higher than the yield on the Bonds will be "promptly and appropriately reduced" (within the meaning of Treasury Regulations, Section 1.103-15AT) as the amount of principal of the Bonds is reduced. The Company will give timely directions to enable the Trustee to complete any necessary sales or disposals of Nonpurpose Obligations in order to comply with the provisions of Treasury Regulations, Section 1.103-15AT.

     For purpose of this subsection, the aggregate amount of Gross Proceeds of the Bonds invested in Nonpurpose Obligations will be determined without regard to certain Gross Proceeds while such amounts are invested for the temporary periods set forth in Section 1.103-15AT(c)(2). Nonpurpose Obligations will be valued, and yield and debt service requirements on the Nonpurpose Obligations and the Bonds will be calculated, in the manner set forth in Treasury Regulations, Section 1.103-15AT. The Company need not sell or dispose of Nonpurpose obligations if the sale or disposition would result in the realization of a loss for Federal income tax Purposes that exceeds the amount that would be paid to the United States pursuant to paragraph (B) of this
Section 8.10 (but for such sale or disposition) at the time of such sale or disposition (not including amounts that have been previously paid to the United States) if a payment under such paragraph (B) were due at such time; however, this sentence is limited as set forth in Treasury Regulations, Section 1.103-15AT(c)(5)(ii).

     The Company will furnish to the Trustee at its own expense, within twenty days after the end of each Bond Year and within twenty days after the payment of the last installment of principal of the Bonds a certificate of a certified public accountant establishing compliance with this Section during the applicable Bond Year. Such certificate may be based upon, but the duty to provide such certificate shall not be subject to, the Trustee's provision to the Company (upon the Company's request) account

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

statements customarily rendered by the Trustee to its customers reflecting investment activity of the Bond Fund and the Construction Fund.

     (B) Additionally, the Company covenants to the Issuer, the Trustee and the Original Purchaser that the Company will not direct any use of the proceeds of the Bonds at any time during the term of the Bonds which; shall result in the Bond being treated as an obligation not described in Section 103(a) of the Code because of failure to comply with the provisions contained in Section 148 of the Code. The Company understands that this covenant imposes an obligation on the Company throughout the term of the issue to comply with the requirements of
Section 148 of the Code, and the regulations interpreting such Section and temporary treasury regulation 1.103-15AT in directing the investments of funds held by the Trustee under the Indenture. The Company specifically covenants not to make or permit the making of a prohibited payment in connection with the purchase of a nonpurpose obligation as such terms are defined in temporary regulation 1.103-15AT(d)(6). The Company hereby undertakes full responsibility for calculating, and paying, all amounts due and owing to the United States pursuant to Section 148(f) of the Code and for providing the Trustee any written directions required pursuant to the Indenture in connection with such calculation and payment and hereby agrees to indemnify and hold harmless the Trustee and the Issuer with respect to any such payments to be made to the United States.

     SECTION 8.11. COVENANTS REGARDING CAPITAL EXPENDITURE LIMITATIONS. The Company covenants that for three (3) years from the date of delivery of the Bond unless all Bonds have been retired prior to that time, it will not make or permit any capital expenditures to be made by another Principal Project User, or otherwise, which would result in the ten million dollar ($10,000,000) limitation set forth in Section 144(a)(4) of the Code being exceeded.

     The Company agrees to prepare and cause to be filed all statements required to be filed by it and the Issuer, mailing copies of all such statements to Trustee, and to take any and all other action necessary in order to maintain the exclusion of the interest on the Bonds from gross income for federal income tax purposes. The Issuer agrees to cooperate with Company in the preparation and filing of such statements. The Company agrees to deliver to Trustee within ten days of the filing thereof a copy of any statement described in this paragraph.

     SECTION 8.12 ADDITIONAL COVENANTS. The Company additionally covenants that:

     (a) The Company will maintain its primary depository relationship with the Original Purchaser, including all operating accounts;

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

     (b) Adequate insurance, including casualty, liability and flood, with coverages and amounts acceptable to the Original Purchaser, naming the Trustee as loss payee will be maintained at all times;

     (c) The Trustee will have the right to declare the Bond due and payable if the Company, on a consolidated basis experiences a material, adverse change in financial condition or operation which in the opinion of the Trustee materially affects the Company's ability to repay the obligation;

     (d) No merger with any other entity or sale of all or substantially all of the assets of the Company to any other entity, will be permitted;

     (e) The Company will not make any material change in the nature of its business; sell any asset deemed by the Original Purchaser to be necessary for the successful operation of its business; make any change in the name under which it does business; or guarantee or make any loans or advances to any person, or make any investment in any person over $100,000 in the aggregate;

     (f) The Company will not encumber, sell, transfer or convey all or any part of the Project or any of its assets;

     (g) The Company will immediately give the Trustee written notice of any Event of Default or an event which, with the passage of time would become an Event of Default under the Financing Documents of which it shall have actual knowledge or written notice;

     (h) The Borrower will maintain:

          (1) Minimum working capital of $4,000,000 at all times;

          (2) A minimum quick ratio of .75 to 1;

          (3) A minimum current ratio of 2.5 to 1;

          (4) A ratio of maximum debt and liabilities to tangible net worth which does not exceed 1.0; and

          (5) A minimum net worth of $6,000,000;

     (i) No dividends during any one calendar year shall exceed 25% of its addition to retained earnings for the calendar year;

     (j) Shareholder/Officer compensation and compensation paid to the immediate family of shareholders shall not exceed a level acceptable to the Original Purchaser; and

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

     All calculations and amounts described in (h), (i) and (j) above shall be made and determined in accordance with generally accepted accounting principles consistently applied.

     (k) The primary officers (Chairman, President, Executive Vice-Presidents and Treasurer) of the Company may not be changed without the Original Purchaser's consent unless the Bonds are prepaid prior to such change.

                                   ARTICLE IX

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 9.01. EVENTS OF DEFAULT. The following shall be "events of default" under this Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

     (a) Failure to make any payment that has become due and payable by the terms of the Agreement.

     (b) Any attempt by the Company to merge or to sell or encumber the Project in violation of Section 8.06 hereof.

     (c) Failure by the Company to immediately give the Trustee written notice required by Section 9.02 hereof.

     (d) Failure by the Company to permit inspection as required by Section 2.03 hereof.

     (e) Failure by the Company to maintain insurance as provided in Section
6.02 hereof.

     (f) Failure by the Company to discharge taxes, charges or claims which could become liens against the Company or its properties.

     (g) Any breach by the Company of the covenant in Section 8.04 hereof relating to maintenance of existence.

     (h) The dissolution or liquidation of Company. The term "dissolution or liquidation of the Company" is used in this subsection, shall not be construed to include the cessation of the existence of the Company resulting either from a merger or consolidation of the Company into or with a corporation or dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions as herein provided.

     (i) (i) The Company shall file a voluntary petition in bankruptcy or an order for release shall be entered in any bankruptcy proceeding involving the Company as a debtor, or shall file any petition or answers seeking any arrangement, reorganization, composition, readjustment or similar relief under any present or future bankruptcy or applicable law, or shall seek or consent to or acquiesce in the appointment of any Trustee, receiver, or liquidator of Company of all or any substantial part of Company's properties. (ii) If, within thirty (30) days after the filing of

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

an involuntary petition of bankruptcy against the Company or the commencement of any proceeding against the Company seeking any rearrangement, reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed.

     (j) If, within thirty (30) days after the appointment of a receiver without the consent or acquiescence of the Company, of any substantial part of its properties, such appointment shall not have been vacated or stayed or appealed or otherwise terminated or if within thirty (30) days after the expiration of any such stay, such appointment shall not have been vacated.

     (k) The occurrence of any Event of Default under the Indenture or the Mortgage.

     (1) Any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made.

     (n) The default by the Company of any other provision of this Agreement.

     The Company shall have thirty (30) days to cure the potential Events of Default described in paragraphs (f), (m) and (n) above after the Company's discovery or receipt of notification (whichever occurs first) of such defaults. After such 30 day cure period, an Event of Default shall be deemed to have occurred.

     SECTION 9.02. COMPANY TO GIVE NOTICE OF DEFAULT. The Company covenants that it will, at its expense, give the Trustee and the Original Purchaser written notice of any event under this Agreement, the Note, the Mortgage or the Indenture which is an Event of Default or which, on the passage of time, would become an Event of Default if not corrected, within five (5) days of becoming aware of such event.

     SECTION 9.03. REMEDIES ON DEFAULT. Whenever any Event of Default referred to in Section 9.01 hereof shall have occurred and be continuing, the Issuer with the prior written consent of the Trustee, or the Trustee, may, to the extent permitted by law, take any one or more of the following remedial steps:

     (a) Declare an acceleration of the payments payable under the Note and Sections 4.03(A), (B) and (C) hereof due and payable whereupon the same shall become immediately due and payable without other or further action on the part of the Issuer or the Trustee, together with interest thereon (to the extent permitted by law) from the date due until the Bonds are paid in full at the Default Rate, provided, however, that if such declaration of

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

acceleration of the Bonds shall thereafter be rescinded pursuant to the provisions of the Indenture, then the acceleration of the Financing Payments pursuant to this paragraph and payments of interest at the Default Rate shall likewise be deemed to be and shall be rescinded without other or further action on the part of the Issuer or the Trustee.

     (b) From time to time take whatever action at law or in equity may appear necessary or desirable to collect the Financing Payments and any amount payable under the Note and any other amounts payable by the Company hereunder, then due and/or thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement or any of the other Company Financing Documents or the Indenture.

     To the extent that such rights may lawfully be waived, neither the Company, nor anyone claiming by, through or under the Company, shall set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in effect, in order to prevent or hinder the enforcement of this Agreement or the absolute sale of the Project, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; and the Company, for itself and all who may claim under it, hereby waives, to the extent that it or they may now or hereafter lawfully do so, the benefit of all such laws and all such rights to which they may be entitled under the laws of the State of Florida. If any law in this Section referred to and now in force, of which the Company or its successor or successors might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section.

     Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture.

     SECTION 9.04. NO REMEDY EXCLUSIVE. No remedy conferred upon or reserved to the Trustee or to the Issuer by the Indenture, or existing at law or in equity, shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Indenture or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In order to entitle the Trustee or the Issuer to exercise any remedy reserved to it in this Agreement or the Indenture, or existing in law or in equity, it shall not be necessary to give notice, other than such notice as may be herein expressly required.

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

     SECTION 9.05. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If an Event of Default occurs and the Issuer or the Trustee employs attorneys or incurs other expenses for the collection of amounts payable under the Note or Section 4.03 hereof or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained including the enforcement of any indemnity, the Company shall pay to the Issuer or to the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee, including attorneys' fees incurred in the enforcement of any indemnity hereunder.

     SECTION 9.06. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Agreement should be breached by any party hereto and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

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                                    ARTICLE X

                        FINANCING ADDITIONAL FACILITIES;
                               PARITY OBLIGATIONS

     SECTION 10.01. ISSUANCE OF OTHER OBLIGATIONS. The Issuer will not issue any other Bonds or obligations payable from the Revenues, nor voluntarily create or cause to be created any debt, lien, pledge, assignment, encumbrance or other charge on the Trust Estate pledged in the Indenture having priority to or being on a parity with the lien of the Bonds issued pursuant to this Agreement and the Indenture and the interest thereon, upon said Revenues, except under the conditions and in the manner provided in Section 10.02 below.

     SECTION 10.02. ISSUANCE OF ADDITIONAL PARITY OBLIGATIONS. The Issuer hereby reserves the right to issue additional obligations upon request for same by the Company, such additional obligations payable on a parity with the Bonds described in Section 202 of the Indenture for the purpose of financing the acquisition, construction and installation of additional facilities to be situated on the site occupied by the Project, but the Issuer may not be required or compelled to issue any such obligations. No Additional Parity Obligations, payable on a parity from the Revenues with the Bonds herein authorized shall be issued after the issuance of any Bonds herein authorized, except upon the conditions and in the manner hereinafter provided:

     (1) The Issuer and the Company shall enter into an agreement supplementing this Agreement, in form acceptable to the Issuer's attorney and nationally recognized bond counsel for the Issuer, providing for the payment by the Company to the Trustee of additional sums sufficient to pay debt service and expenses with respect to such Additional Parity Obligations, on the same basis as provided in Section 4.03 of this Agreement with respect to the Bonds herein authorized, and making all of the covenants herein contained applicable to such Additional Parity Obligations except where different provisions shall have no adverse effect upon the interest of the owners of the Bonds herein authorized and then Outstanding.

     (2) Neither the Issuer nor the Company shall be in default in performing any of the covenants and obligations assumed hereunder, and all payments required herein to have been made into the accounts and funds, as provided hereunder, shall have been made to the full extent required.

     (3) The Additional Parity Obligations shall mature on the same day of the month as the Bonds in the year of maturity thereof.

     (4) No Additional Parity Obligations shall be issued if the issuance thereof shall result in the interest of any Bonds then

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

Outstanding becoming taxable for federal income tax purposes and an opinion to such effect shall be obtained from nationally recognized bond counsel prior to the issuance of any Additional Parity Bonds.

     (5) No Additional Parity Obligations shall be issued without the prior written consent of the Holders of all Bonds then Outstanding.

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

                                   ARTICLE XI

                       CONCERNING THE MORTGAGED PROPERTIES

     SECTION 11.01. BONDS SECURED BY MORTGAGE. The repayment of the Bonds, the interest and the applicable redemption premium thereon, if any, the payment of the Financing Payments specified in Section 4.03 hereof and under the Note, the payment of all sums of money required to be paid by the Company or the Issuer or either of them under the Financing Documents, and the performance of all obligations imposed by the Financing Documents upon the Company or the Issuer are additionally secured by the Mortgage. The Mortgage has been, or prior to the sale and delivery of the Bonds will be, executed and delivered to the Issuer and assigned to the Trustee, which Mortgage and security interests will be for the equal and proportionate benefit and security of all and singular the present and future Owners of the Bonds, the redemption premium thereon, if any, issued and to be issued under this Agreement and the Indenture, without preference, priority or distinction as to lien or source of payment of any one Bond over any other Bond by reason of priority in the issue, sale or negotiation thereof.

     SECTION 11.02. PROTECTION OF LIEN. The Issuer and the Company shall cause the Mortgage, the Agreement and the Assignment of Mortgage and any financing statement relating hereto to be recorded or filed, in such manner and at such places as may be required by law fully to protect the security of the Owners of the Bonds and the right, title and interest of the Trustee in and to the Trust Estate or any part thereof.

     SECTION 11.03. FURTHER ASSURANCES. The Company shall take all actions reasonably requested by the Trustee or the Issuer to protect and preserve the rights of the Trustee and Issuer, the value and title to the Project and other collateral security for the Bonds, and to otherwise ensure that the intent of this Agreement is carried into effect.

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

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.01. NOTICES DEEMED GIVEN UPON MAILING. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail, or national overnight air courier, postage prepaid, except where registered or certified mail has been expressly required, addressed as follows: (A) If to the Issuer, to Pinellas County Industry Council, 2300 Tall Pines Drive, Suite 113, Largo, Florida 34641; (B) if to the Company, then to Aerosonic Corporation, 1212 N. Hercules Avenue, Clearwater, Florida 34625, Attention: President; (C) if to the Trustee, to Barnett Banks Trust Company, N.A., 801 Riverside Avenue, Jacksonville, Florida 32204, Attention: Corporate Trust Department; (D) if to the Original Purchaser, to Barnett Bank of Pinellas County, P.O. Drawer 5128, Clearwater, Florida 33518,
Attention: Mr. M. P. Freeman. A duplicate copy of any notice, certificate or other communication required to be given hereunder by any of the parties shall also be simultaneously given to the other parties. The Issuer, the Company, the Original Purchaser and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent, but such notice of change of address shall be effective only when received by the Trustee on behalf of the Bondholders, and by each other party hereto.

     SECTION 12.02. AGREEMENT BINDING UPON PARTIES AND SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the Issuer and the Company and their respective successors and assigns, subject however, to the limitations contained herein.

     SECTION 12.03. PROHIBITION OF LIENS. The Company shall not create or suffer to be created by any other person any lien or charge, whether for taxes, assessments; materials, supplies, labor or otherwise, upon the Project or any part thereof or upon the rents, contributions or charges or receipts or revenues therefrom other than in favor of the Issuer or the Trustee. The Company further agrees to pay or cause to be discharged, bonded off or make adequate provision to satisfy and discharge, within ninety (90) days after the same shall become due, any such lien or charge and also all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the Project or any part thereof or the Revenues or income therefrom; provided, however, that nothing in this Section shall require the Company to pay or cause to be discharged or make provision for any such lien or charge so long as the validity thereof shall be contested in good faith, unless the Trustee shall notify the Company that, in its opinion, by non-payment of any such items the Project or any part thereof will be subject to immediate loss or forfeiture, in which event the Company shall promptly pay and cause to be satisfied and discharged or bonded off all such unpaid items. The Issuer shall cooperate with the Company in any such contest.

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

     SECTION 12.04. DISPOSITION OF REMAINING MONEYS. It is agreed by the parties hereto that any amounts remaining in the Bond Fund, upon performance of this Agreement by the Company, including payment of all amounts due under the Financing Documents and payment in full of the Bonds in accordance with this Agreement, shall (to the extent such amounts are not required to be deposited in the Excess Earnings Fund) belong to and be paid to the Company by the Trustee upon demand by the Company, as overpayment upon the purchase price of the Project.

     SECTION 12.05. MODIFICATION OR AMENDMENT. No material modification or amendment of this Agreement or of any agreement supplemental hereto may be made except as follows:

     (A) Exclusive of supplemental agreements covered by Subsection (B) hereof and subject to the terms and provisions contained in this Section, and not otherwise, no modification or amendment to this Agreement or of any agreement supplemental hereto may be made without the consent in writing of the Owners of two-thirds or more in the principal amount of the Bonds then Outstanding; provided, however, that no modification or amendment shall permit a change in the maturity of such Bonds or a reduction in the rate of interest thereon or in the amount of principal obligation thereof or affecting the promise of the Issuer to pay the principal of and interest on the Bonds as the same shall become due from the proceeds or reduce the percentage of the Owners of the Bonds required to consent to any material modification or amendment hereof without the consent of the Owner or Owners of all such Bonds.

     (B) The Issuer and the Trustee may, without the consent of, or notice to, the Owners, enter into an agreement or agreements supplemental to this Agreement, as shall not be inconsistent with the terms and provisions hereof, for any one or more of the following purposes:

          (1) To cure any ambiguity or formal defect or omission in this Agreement;

          (2) To grant to or confer upon the Trustee for the benefit of the Owners of any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Owners or the Trustee or either of them;

          (3) To subject additional revenues to the lien and pledge of this Agreement;

          (4) To require additional revenue in connection with the issuance of Additional Parity Obligations under Section 10.02 hereof, including the right to add new or additional trustees; and

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

          (5) To make any amendment necessary to maintain the exclusion of the interest on the Bond from gross income for federal income tax purposes.

     The Issuer and the Trustee shall, without the consent of, or notice to the Owners, enter into an agreement or agreements supplemental to this Agreement with respect to the issuance of Additional Parity Obligations as provided in
Section 10.02 hereof, including any modifications hereof deemed necessary or desirable in the judgment of the Trustee to permit the financing of real estate in connection therewith.

     SECTION 12.06. AGREEMENT IN SEVERAL COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 12.07. APPLICABLE LAW. This Agreement shall be construed and enforced according to the laws of Florida.

     SECTION 12.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements or provisions herein contained shall be held contrary to any express provisions of law or contrary to the policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be invalid, then such covenants, agreements or provisions shall be null and void and shall be deemed separable from the remaining covenants, agreements or provisions and shall in no way affect the validity of any of the other provisions hereof.

     SECTION 12.09. NO USURY. Notwithstanding anything herein, or in the Note, the Bonds or otherwise, the Company shall have no obligation to pay, and the Issuer and Trustee shall not charge, interest or charges in the nature of interest that would violate any legally binding limitation on interest rates.

     SECTION 12.10. SURVIVAL OF PROVISIONS. The obligations of the Company with respect to matters arising before the termination of this Agreement (including any indemnification obligations and any obligation to pay additional interest and penalties in the event of a Determination of Taxability) shall survive the termination of this Agreement. The provisions of the Commitment Letter from the Original Purchaser to the Company are hereby incorporated in this Agreement and the Indenture, except to the extent modified herein.

     SECTION 12.11. NO THIRD PARTY BENEFICIARIES. No persons other than the Company, Issuer, Trustee and any Bondholder, and the successors and assigns of such persons, shall have any rights whatsoever under this Agreement.

     SECTION 12.12. PAYMENT OF TAXES. The Company agrees to indemnify and hold harmless the Trustee, any Bondholder, and the

Issuer against any documentary stamp tax, intangible tax, or other taxes (other than income taxes), and any penalties or interest with respect thereto, which may be imposed upon the transactions contemplated by this Agreement or upon the Note, this Agreement, the Bonds, the Mortgage or any other instrument or documents relating to this Agreement.

     SECTION 12.13. COMMITMENT LETTER. The provisions of the Committment Letter except to the extent that such provisions may have been modified or amended by the provisions and terms of this Agreement or any other Financing Document shall survive the delivery of the Bond.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate and/or individual names and the official seal of the Issuer to be hereunto affixed and attested by its duly authorized officer all as of the date first above written.

(SEAL)                                      PINELLAS COUNTY INDUSTRY COUNCIL


ATTEST:                                     By: /s/ Charles E. Rainey
                                                --------------------------------
                                                Chairman


/s/ William M. Castoro
-----------------------
Secretary

STATE OF FLORIDA   :

COUNTY OF PINELLAS :

     On the 17th day of December, 1987, before me personally appeared Charles E. Rainey and William M. Castoro, with whom I am personally acquainted and who, upon their several oaths acknowledged themselves to be the Chairman and the Secretary of the Pinellas County Industry Council; that they as such officers being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of said Issuer, that they know the seal of said Issuer, that the seal affixed to said instrument is such official seal, that it was so affixed by order of the Pinellas County Industry Council, and that each of them signed his name thereto by like order.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                /s/ Della A. Morin
                                                --------------------------------
                                                NOTARY PUBLIC
                                                State of Florida at Large

                                                My Commission Expires

                                                [SEAL]

FA

(SEAL)                                      AEROSONIC CORPORATION


ATTEST:                                     By /s/ David S. Goldman
                                               ---------------------------------
                                               Executive Vice President


/s/ Rita Redman
-----------------------
Authorized Officer

[SEAL]

STATE OF FLORIDA

COUNTY OF PINELLAS

     On the 17th day of December, 1987, before me personally appeared David S. Goldman and Rita Redman with whom I am personally acquainted and who upon their oaths acknowledged themselves to be the President and Secretary respectively of Aerosonic Corporation, that they being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing the name of said Company, that they know the seal of said Company, that the seal affixed to said instrument is such official seal, that it was so affixed by order of the Board of Directors, and that they signed their names thereto by like order.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                               /s/ Della A. Morin
                                               ---------------------------------
                                               NOTARY PUBLIC
                                               State of Florida at Large

My Commission Expires:

[SEAL]

                                   Exhibit "A"

DESCRIPTION:

     Begin at the Northeast corner of the Southeast 1/4, of the Northwest 1/4, of Section 12, Twp. 29, Rng. 15e; Thence run 5.00 DEG. 16'59"W., along the North/South center of section a distance of 350.0 feet: thence run N.89 DEG. 20'05" W. a distance of 50.0 feet for a point of begining. Thence continue N. 89 DEG. 20'05" W. a distance of 450.00 feet, thence S. 00 DEG. 16'59" W. a distance of 415.00 feet, thence S.89 DEG. 20'05" E. a distance of 450.00 feet, thence N. 00 DEG. 16'59" E. a distance of 415.00 feet to the point of begining; all being in tract "A" of the re-plat of blocks 1 through 19, inclusive, of MARYMONT SUBDIVISION, as recorded in Plat Book 39, Page 31, of the Public Records of Pinellas County, Florida.

                                    EXHIBIT B

     The following, whether now owned or hereafter acquired:

     All minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Real Estate described in Exhibit A (the "Real Estate") or under or above the same or any part or parcel thereof.

     All machinery, apparatus, equipment, fittings, fixtures, but without limiting the generality of the foregoing, all after acquired property and property not financed with the proceeds of the Bond, all heating, air conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communication apparatus; boilers, ranges, furnaces, oil burners or units thereof; appliances; air-cooling and air conditioning apparatus; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; wall beds; built-in refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; together with all building materials and equipment now or hereafter delivered to the Real Estate and intended to be installed therein, including but not limited to lumber, plaster, cement, shingles, roofing, plumbing fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, tile, water heaters, screens, window frames, glass, doors, flooring paint and lighting fixtures; together with all additions and accessions thereto and replacements thereof.

     All of the water, sanitary and storm sewer systems which are now or hereafter located by, over, and upon the Real Estate or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes and appurtenances.

     All paving for streets, roads, walkways or entrance ways which are now or hereafter located on the Real Estate or any part or parcel thereof.

     All interest as lessor in and to all leases or rental arrangements of the Real Estate, or any part thereof, heretofore made and entered into, and in and to all leases or rental arrangements hereafter made and entered into, together with any and all guarantees of such leases or rental arrangements and including all present and future security deposits and advance rentals.

     All machinery, furniture, equipment and other tangible personal property of every kind and description acquired directly or indirectly with proceeds of the Pinellas County Industry Council Industrial Development Revenue Bond, Series 1987 (Aerosonic Corporation Project).

     All rights under agreements to sell or otherwise convey the Real Estate or any collateral listed herein and all cash and non-cash proceeds thereof, including purchase money, promissory notes and installment sales agreements, and any rights in collateral or guaranties securing any such notes or other proceeds.

     Any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of, or decrease in the value of the Real Estate, all improvements thereof and other collateral in this Exhibit.

     All unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of security agreements, and all proceeds or sums payable for the loss of or damage to (a) the Real Estate, any improvements thereto, or the collateral described herein, or (b) rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Real Estate.

     All contracts and contract rights arising from contracts entered into in connection with development, construction upon, operation or sale of part or all of the Real Estate, including contract or sales deposits, and all proceeds thereof.

     All architectural and engineering plans and specifications, surveys, site plans, appraisals, feasibility studies and development proposals and other general intangibles now or hereafter existing pertaining to the construction of the Real Estate.

     All rights under payment, performance, and other types of bonds relating to the ownership, development, construction or operation of the Real Estate or any improvements thereto and all rights under governmental and nongovernmental permits, licenses and agreements relating to the ownership, development, construction or operation of the Real Estate or improvements thereto.

     All rights under any covenants or restrictions now or hereafter affecting the Real Estate, including the right to grant waivers and releases and all other rights of the owner or declarant thereunder.

     All substitutions for, amendments to or modifications, extensions or renewals of any collateral described herein and all proceeds thereof, in whatever form.

                                    EXHIBIT C

                                 PROMISSORY NOTE

                                December 17, 1987

$1,800,000                                              PINELLAS COUNTY, FLORIDA

     On or before December 17, 2012, for value received, the undersigned promises to pay to the order of the PINELLAS COUNTY INDUSTRY COUNCIL, a special district and a public body corporate and politic in Pinellas County, Florida (the "Issuer"), the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000), together with interest and other amounts from the date hereof at the rate and as specified in the Financing Agreement of even date herewith (the "Agreement") to which a copy of this Note is annexed as Exhibit "C" thereto and incorporated by reference therein and as specified in the Trust Indenture (the "Indenture") of even date herewith between the Issuer and Barnett Banks Trust Company, N.A., as trustee (the "Trustee") under the Indenture.

     The principal payments on this Note shall be payable on the 17th day of each March, June, September and December commencing on December 17, 1988 as provided in the Agreement with all principal and interest due and payable not later than December 17, 2012.

     Aerosonic Corporation, a Delaware corporation authorized to transact business in the State of Florida (the "Company"), specifically agrees to make payment hereunder at such times and in such amounts as are necessary for payment or prepayment of the principal of, premium, if any, interest on and other amounts payable under the Issuer's $1,800,000 Industrial Development Revenue Bond, Series 1987 (Aerosonic Corporation Project) (the "Bond"), the Indenture, the Agreement and the Mortgage (as hereinafter defined) and it is specifically agreed and understood, notwithstanding anything herein to the contrary, that each payment under this Note shall at all times be sufficient to pay the total amount of each payment or prepayment on the Bond when due. The obligations of the Company to make payments under this Note are absolute and unconditional and are not subject to diminution by set-off, counterclaim, abatement or otherwise.

     This Note is secured by collateral, including but not limited to, the Agreement and by a Mortgage and Security Agreement (the "Mortgage") by and between the Company, as mortgagor, and the Issuer, as mortgagee, of even date herewith pledging and creating a lien on certain property of the maker, and is further secured by the Indenture, all of which is provided for and set forth in the Agreement, the Mortgage and the Indenture. It is expressly agreed that all terms, covenants, conditions and agreements contained in the Agreement, the Mortgage and the Indenture executed in connection herewith are hereby incorporated by reference in this instrument as though fully set forth at length herein and the rate of interest hereon, prepayment provisions and all other substantive terms hereof shall be as set forth in said documents. In the event of conflict between this Note and the Agreement, the Mortgage or the Indenture, the terms and conditions of the Agreement shall control. This Note shall be deemed to be in default upon the occurrence of any event of default which under the terms of the Agreement, the Mortgage or the Indenture securing this Note constitutes an event of default. Upon the occurrence of an event of default the holder of this Note may, at its option, declare all unpaid indebtedness evidenced by this Note and any modifications thereof immediately due and payable without notice regardless of the date of maturity. Failure at any time to exercise this option does not constitute a waiver of the right to exercise the same at any other time.

     Additional payments, including additional interest, are payable on this Note upon the occurrence of a Determination of Taxability, as set forth in the Agreement and the Bond. Except as provided for such additional payments, this
Note is subject to prepayment by the Company in full or in part at any time and from time to time at 102% of the principal amount of this Note on and before the first anniversary date of this Note, at 101% of the principal amount of the Note after the first anniversary date of this Note but on or before the second anniversary date of this Note, and without payment of penalty and premium after the second anniversary date of this Note.

     The Bondholder has the option to require redemption of the Bond, pursuant to and on the terms specified in the Bond, and in such event this Note shall be prepaid in the same amount and at the same time as redemption required on the Bond.

     Each maker and endorser for itself, its legal representatives, successors and assigns, severally and expressly waives presentment demand, protest, notice of dishonor, notice of non-payment, notice of maturity, diligence in collection, and the benefit of any exemption under any exemption or insolvency laws, and consents that the holder hereof at the request of any other person or entity liable hereon, without notice, may release or surrender, exchange or substitute, any personal property now held or which may hereinafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby and such consent shall not alter nor diminish the liability of any other person or entity liable hereon.

     This Note is assignable to the Trustee as provided in the Indenture.

     This Note shall be governed by the laws of the State of Florida, which laws shall be applicable in the interpretation, construction and enforcement hereof. Nothing herein or in the Agreement shall permit or require the payment of interest or charges in the nature of interest in excess of that permitted by 1aw.

(SEAL)                                      AEROSONIC CORPORATION


ATTEST:                                     /s/
                                            ------------------------------------
                                            Executive Vice President


/s/
----------------------------------------
Authorized Officer

                            ASSIGNMENT TO THE TRUSTEE

     For value received, the Pinellas County Industry Council hereby grants, bargains, sells, conveys and assigns unto Barnett Banks Trust Company, N.A., as Trustee under the Trust Indenture mentioned in the foregoing Promissory Note, and unto its successors in trust, and to its assigns all of the Issuer's right, title and interest in and the present and continuing rights to make claim for, collect, receive and receipt for the payments and revenues arising from the Issuer's rights in the foregoing Promissory Note dated December 17, 1987 and the right to bring actions and proceedings under the said Promissory Note.

     Dated this 17th day of December, 1987.

                                            PINELLAS COUNTY INDUSTRY COUNCIL

(SEAL)
                                            By: /s/ Charles E. Rainey
                                                --------------------------------
                                                Chairman


ATTEST:


/s/ William M. Castoro
----------------------------------------
Secretary